                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

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    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                               Rykoff-Sexton, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                              RYKOFF-SEXTON, INC.
                             1050 WARRENVILLE ROAD
                           LISLE, ILLINOIS 60532-5201

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 5, 1996

                             ---------------------

TO THE STOCKHOLDERS OF RYKOFF-SEXTON, INC.:

    The Annual Meeting of Stockholders of Rykoff-Sexton, Inc. (the "Company") will be held at the Ritz-Carlton Hotel, 160 East Pearson Street, Chicago, Illinois, on Thursday, September 5, 1996 at 10:00 A.M., or at any adjournment thereof, for the following purposes:

    1. To elect four persons to the Board of Directors for terms ending in 1999;

    2. To consider and vote upon the Rykoff-Sexton, Inc. Convertible Award Plan (Director Edition);

    3. To approve an amendment to the Rykoff-Sexton, Inc. 1988 Stock Option and Compensation Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares;

    4. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the Company for fiscal 1997; and

    5. To transact any other business that may properly come before the meeting or any adjournment thereof.

    Pursuant to due action of the Board of Directors, stockholders of record as of the close of business on July 26, 1996 will be entitled to vote at the meeting or any adjournments thereof.

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW THE PROXY AND VOTE IN PERSON.

                                          By Order of the Board of Directors

                                          Robert J. Harter, Jr.
                                          SECRETARY

July 27, 1996

                                PROXY STATEMENT
                                       OF
                              RYKOFF-SEXTON, INC.
                             1050 WARRENVILLE ROAD
                           LISLE, ILLINOIS 60532-5201

                            ------------------------

                   ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                               SEPTEMBER 5, 1996
                             ---------------------

                              GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Rykoff-Sexton, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on September 5, 1996 and any adjournment thereof. The approximate date of mailing of this Proxy Statement and the accompanying proxy to stockholders is July 27, 1996.

    The number of outstanding voting securities of the Company at the close of business on the record date, July 26, 1996, was 27,706,091 shares of common stock, $.10 par value per share (the "Common Stock"). Each share of Common Stock is entitled to one vote. Only stockholders of record at the close of business on July 26, 1996 will be entitled to vote at the meeting or any adjournments thereof.

    The holders of a majority of the shares issued and outstanding and entitled to vote at the Annual Meeting, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Directors are elected by plurality vote. Ratification of the appointment of the independent public accountants and approval of all other matters to be acted upon at the Annual Meeting requires the affirmative vote of the holders of a majority of the shares having voting power and present in person or by proxy.

    Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting who will determine whether or not a quorum is present. With respect to the election of directors, votes may be cast in favor or withheld. Abstentions may be specified on all proposals (other than the election of directors), will be counted for purposes of determining the total votes cast on the matter for which such abstention is noted and will have the effect of a negative vote on such matter. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matter.

    Each stockholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke the same at any time prior to its use by giving notice of such revocation to the Company in writing or in open meeting. Unless so revoked, the shares represented by each such proxy will be voted at the meeting and any adjournment thereof. Presence at the meeting of a stockholder who has signed a proxy does not alone revoke that proxy.

    The Company will bear the cost of soliciting proxies for the meeting. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding the soliciting material to beneficial owners of stock. Proxies are being solicited primarily by mail, but officers and regular employees of the Company may also solicit proxies personally, by telephone or by special letter.

                             ELECTION OF DIRECTORS

NOMINATION AND CLASSIFICATION

    The Restated Certificate of Incorporation of the Company provides that the Company's Board of Directors shall be divided into three classes and requires that at each Annual Meeting, successors to directors whose terms expire at that Annual Meeting shall be elected for three-year terms. The terms of the directors in Class A expire with this Annual Meeting. On May 17, 1996, the Board of Directors unanimously approved an increase in the size of the Board from seven to twelve members. To equalize the relative size between the classes, the Board determined to place two of the newly created board seats in Class A, one in Class B and two in Class C. The terms of the directors in Class A expire at this Annual Meeting and the terms of the directors in Class C and B expire in 1997 and 1998, respectively.

    The Board of Directors has nominated Messrs. Frank H. Bevevino, Matthias B. Bowman, James I. Maslon and Neil I. Sell for election as directors in Class A at this meeting to serve for three-year terms expiring at the 1999 Annual Meeting of Stockholders, or until their respective successors are elected and qualified. Mr. Bowman has been designated to serve as a director in Class A by the ML Entities (as described below). See "Election of Directors -- Standstill Agreement." Each nominee has consented to serve for their term if elected.

    All proxies will be voted in favor of the four nominees listed below unless a contrary choice is specified. If, prior to the Annual Meeting, the Board of Directors learns that a nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for the election of such substitute nominee as may be selected by the Board of Directors, subject, in the case of a nominee designated by the ML Entities, to the right of the ML Entities to designate such substitute nominee pursuant to the provisions of the Standstill Agreement described on pages 4 - 6 hereof.

    Biographical information for each person nominated and for each person whose term of office as a director will continue after the Annual Meeting is set forth below.

                                                            PRINCIPAL OCCUPATION,
                                                             BUSINESS EXPERIENCE                          DIRECTOR
            NAME AND AGE                              PAST FIVE YEARS AND DIRECTORSHIPS                     SINCE
- ------------------------------------  -----------------------------------------------------------------  -----------
NOMINEES
CLASS A (TERMS EXPIRING IN 1999)
Frank H. Bevevino (55)                President of the Company and Chief Executive Officer of the              1996
                                       Company's U.S. Foodservice Inc. subsidiary since May 1996. Prior thereto, Mr. Bevevino was Chairman of the Board, President and
                                       Chief Executive Officer of US Foodservice Inc. and its
                                       predecessor from August 1988 to May 1996. From April 1977 to
                                       August 1988, Mr. Bevevino was the President of F.H. Bevevino &
                                       Co., Inc., which he founded in 1977.
Matthias B. Bowman (47)               Vice Chairman of Investment Banking at Merrill Lynch & Co., Inc.         1996
                                       since 1993 and Chief Executive Officer of Merrill Lynch Capital
                                       Partners since 1994. Mr. Bowman has been employed by Merrill
                                       Lynch & Co., Inc. in various capacities since 1978. Mr. Bowman also serves as a director of Borg-Warner Automotive, Inc.
James I. Maslon (69)                  Retired since 1992. Mr. Maslon was previously Vice President --          1962
                                       Manufacturing of the Company's S.E. Rykoff & Co. division.
Neil I. Sell (55)                     Mr. Sell is a partner in the law firm of Maslon Edelman Borman &         1982
                                       Brand, a Professional Limited Liability Partnership, a position that he has held since 1973. He is a director of Grand Casinos,
                                       Inc. and Stratosphere Corporation.

                                                            PRINCIPAL OCCUPATION,
                                                             BUSINESS EXPERIENCE                          DIRECTOR
            NAME AND AGE                              PAST FIVE YEARS AND DIRECTORSHIPS                     SINCE
- ------------------------------------  -----------------------------------------------------------------  -----------
CLASS B (TERM EXPIRING IN 1998)
Albert J. Fitzgibbons, III (50)       Partner and a director of Stonington Partners, Inc., a private           1996
                                       investment firm, a position that he has held since 1993. Mr.
                                       Fitzgibbons has also been a director of ML Capital Partners, a private investment firm associated with Merrill Lynch & Co.,
                                       Inc. since 1988. Mr. Fitzgibbons was a partner of ML Capital
                                       Partners, Inc. from 1993 to 1994 and Executive Vice President of
                                       ML Capital Partners, Inc. from 1988 to 1993. Mr. Fitzgibbons is also a director of Borg-Warner Automotive, Inc., Borg-Warner
                                       Security Corporation, Dictaphone Corporation, Eckerd Corporation
                                       and United Artists Theatre Circuit, Inc.
James P. Miscoll (61)                 Retired since 1992. Mr. Miscoll was previously Vice Chairman of          1992
                                       BankAmerica Corporation. He is a director of American
                                       International Group, Inc., Coast Federal Financial, Inc., MK
                                       Gold Company, MK Rail Corporation, Northern Technology, Inc.,
                                       Montgomery-Watson, Inc., Winkler McManus and CHELA (California
                                       Higher Education Loan Authority).
Bernard Sweet (72)                    Retired since 1985. Mr. Sweet was previously President and Chief         1978
                                       Executive Officer of Republic Airlines, Inc. He is a director of
                                       G&K Services, Inc.
Mark Van Stekelenburg (45)            Chairman of the Board of Directors since December 1995, and Chief        1992
                                       Executive Officer of the Company since December 1992. Mr. Van
                                       Stekelenburg joined the Company in 1991, and was Executive Vice
                                       President until December 1992, at which time he was elected
                                       President of the Company, a position he held until May 1996. He was previously President and Chief Executive Officer of
                                       Grootverbruik Ahold, the foodservice division of Royal Ahold,
                                       N.V., The Netherlands.
CLASS C (TERM EXPIRING IN 1997)
R. Burt Gookin (82)                   Retired since 1979. Mr. Gookin was previously Vice Chairman of           1985
                                       the Board and Chief Executive Officer of H. J. Heinz Company.
Jan W. Jeurgens (75)                  Retired since 1983. From 1968-1983, Mr. Jeurgens served as Chief         1995
                                       Executive Officer of Netherlands-based Makro International, a world-wide wholesaler of food and non-food products. Mr.
                                       Jeurgens continues an active involvement in the international distribution industry.

                                                            PRINCIPAL OCCUPATION,
                                                             BUSINESS EXPERIENCE                          DIRECTOR
            NAME AND AGE                              PAST FIVE YEARS AND DIRECTORSHIPS                     SINCE
- ------------------------------------  -----------------------------------------------------------------  -----------
Sunil C. Khanna (39)                  Mr. Khanna is a principal of Stonington Partners, Inc., a private        1996
                                       investment firm, a position that he has held since 1993. From
                                       1993 to July 1994, Mr. Khanna was a principal of ML Capital
                                       Partners, Inc., a private investment firm affiliated with
                                       Merrill Lynch & Co., Inc. Mr. Khanna was a vice president of ML
                                       Capital Partners, Inc. from 1989 to 1993 and an assistant vice president from 1987 to 1989. Mr. Khanna is a director of Ithaca
                                       Holdings, Inc., Pathmark Stores, Inc., Supermarkets General
                                       Holdings Corporation and WSR Corporation.
Robert W. Williamson (53)             Mr. Williamson is Senior Vice President and Chief Credit Officer         1996
                                       of Merrill Lynch & Co., Inc. He also serves as chairman of its
                                       Lease and Investment Committee and is a director of Merrill
                                       Lynch Capital Partners, Inc. Mr. Williamson has been employed by
                                       Merrill Lynch & Co., Inc. or its affiliates in various
                                       capacities since 1977.

STANDSTILL AGREEMENT

    Merrill Lynch Capital Partners, Inc., a Delaware corporation ("MLCP") and an affiliate of Merrill Lynch & Co., Inc. ("ML & Co."), initiates and structures transactions commonly referred to as leveraged or management buyouts involving publicly-owned companies, privately-owned companies and subsidiaries and divisions of both publicly- and privately-owned companies, and manages a fund of equity capital committed by institutional investors for investment in the equity portion of leveraged buyout transactions.

    MLCP or one of its affiliates is the direct or indirect managing partner of Merrill Lynch Capital Appreciation Partnership No. B-XVIII, L.P., ML Offshore LBO Partnership No. B-XVIII, ML IBK Positions, Inc., MLCP Associates L.P. No. II, MLCP Associates L.P. No. IV, Merrill Lynch KECALP L.P. 1994, Merrill Lynch KECALP L.P. 1991, Merrill Lynch Capital Appreciation Partnership No. XIII, L.P., ML Offshore LBO Partnership No. XIII, L.P., ML IBK Positions, Inc., ML Employees LBO Partnership No. I, L.P., Merrill Lynch KECALP L.P. 1987 and Merchant Banking L.P. No. II. (each an "ML Entity" and collectively, the "ML Entities"). Each of the ML Entities is a stockholder of the Company.

    On May 17, 1996, in connection with the consummation of the merger of US Foodservice Inc. ("USF") with and into a wholly owned subsidiary of the Company (the "Merger"), pursuant to that certain Agreement and Plan of Merger, dated February 2, 1996, by and among the Company, USF and USF Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of the Company (the "Merger Agreement"), the Company entered into a Standstill Agreement (the "Standstill Agreement") with the ML Entities. The Standstill Agreement provides, among other things, (1) for the designation by the ML Entities of four nominees to the Company's Board of Directors, with such number of nominees and the total number of directors decreasing if the percentage of outstanding shares of Common Stock held by the ML Entities falls below certain percentage levels, (2) that, for a period of ten years, the ML Entities will not acquire beneficial ownership of additional voting securities of the Company representing voting power in excess of 36.4% of the outstanding voting securities of the Company and will not take certain other actions relating to the control of the Company, (3) that, subject to certain conditions, the ML Entities will vote in favor of the Company's nominees for the

Board of Directors, (4) for certain restrictions on transfer of Company voting securities held by the ML Entities and (5) for a right of first refusal, under specified circumstances, for the Company in respect of certain transfers by the ML Entities of the Common Stock.

    Pursuant to the Standstill Agreement, the Company increased the size of its Board of Directors to 12 persons and filled four of the vacancies thereby created with directors designated by a representative of the ML Entities (each an "ML Director"). Of the four initial ML Directors, Mr. Matthias B. Bowman was appointed to Class A (current term expiring in 1996), Mr. Albert J. Fitzgibbons, III was appointed to Class B (current term expiring in 1998) and Messrs. Sunil
C. Khanna and Robert W. Williamson were appointed to Class C (current terms expiring in 1997). Until such time as the ML Entities no longer beneficially own Company voting securities representing at least 10% of the total voting power, and except as otherwise contemplated by the Standstill Agreement or otherwise agreed to by a majority of ML Directors, the Company can not take or recommend to its stockholders any action that would (1) cause the Board of Directors to consist of any number of directors other than 12 directors divided into three classes of four directors each or (2) result in any amendment to its by-laws or the by-laws or regulations of any subsidiary of the Company in effect at the effective time of the Merger that would impose any qualifications to the eligibility of directors of the Company or on the Board of Directors (or any committee thereof) of any subsidiary of the Company, except as may be required by applicable law.

    In addition, the Company must use its best efforts to cause the Nominating Committee of its Board of Directors (or if the Nominating Committee makes no such recommendations, the Company's Board of Directors) to recommend for election in the applicable year in which the respective class term expires, in each case as designated by the ML Entities, (1) four ML Directors, consisting of one ML Director in each of Class A and Class B and two ML Directors in Class C, so long as the ML Entities beneficially own Company voting securities representing at least 34% of total voting power; (2) three ML Directors, consisting of one ML Director in each of Class A, Class B and Class C, so long as the ML Entities beneficially own Company voting securities representing less than 34%, but at least 27%, of the total voting power; (3) two ML Directors, consisting of one ML Director in Class A and one ML Director in Class B or Class C, so long as the ML Entities beneficially own Company voting securities representing less than 27%, but at least 16%, of the total voting power and (4) one ML Director in Class A, so long as the ML Entities beneficially own Company voting securities representing less than 16%, but at least 10%, of the total voting power.

    Until such time as the ML Entities no longer beneficially own Company voting securities representing at least 16% of the total voting power, to the extent that, and for so long as, any of the ML Directors is qualified under the then-current rules of the New York Stock Exchange, the rules and regulations under the Internal Revenue Code of 1986, as amended (the "Code"), the rules and regulations under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company's by-laws, the Company will use its best efforts to cause its Board of Directors to designate one of the ML Directors to serve on each of the committees of the Board of Directors to the same extent, and on the same basis, as the other members of the Board of Directors. In addition, subject to the same director qualification requirements, in the event that, and for so long as, the ML Entities own Company voting securities representing less than 16% but at least 10% of the total voting power, the Company will use its best efforts to cause the Board of Directors to designate one of the ML Directors to serve on the Nominating Committee and the Management Development -- Compensation and Stock Option Committee of the Board of Directors, to the same extent, and on the same basis, as the other members of the Board of Directors.

    The Standstill Agreement also provides that so long as the ML Entities beneficially own Company voting securities representing at least 10% of the total voting power, the ML Directors will have representation on the Board of Directors (and any committees thereof) of any subsidiaries of the Company in a manner similar to their rights to representation on the Company's Board of Directors, but only to the extent that any directors of the Company who are not officers or employees of the Company are members of the board of directors of any such subsidiary.

    The ML Entities also have the right, with cause, to request the removal of any ML Director from the Company's Board of Directors, subject to the applicable provisions of the Company's charter and by-laws, as well as applicable statutory provisions, and the Company will use its best efforts to have such removal approved by the Company's Board of Directors. The ML Entities will also have the right to designate nominees for vacancies caused by an ML Director ceasing to serve as a member of the Board of Directors, subject to certain restrictions, provided that the filling of the vacancy is to be made by action of the Board of Directors in accordance with the terms of the Company's charter. In addition, in the event that the percentage of total voting power represented by the Company's voting securities beneficially owned in the aggregate by the ML Entities at any time decreases below any of the minimum percentages specified above entitling the ML Entities to Board of Director and committee representation, the ML Entities will cause such number of ML Directors to resign as is necessary to adjust the number of remaining ML Directors to the number (if any) to which the ML Entities would have otherwise been entitled under the Standstill Agreement if the nominations to the Board of Directors (or any committee thereof) of the Company or any subsidiary of the Company were made at such time. Any subsequent increase in the percentage of the total voting power represented in the aggregate by Company voting securities beneficially owned by the ML Entities above any such minimum percentage will not entitle the ML Entities to have any additional ML Directors named or elected.

    Nothing in the Standstill Agreement requires the ML Entities to designate any ML Directors or requires an ML Director to serve in office. Until such time as the ML Entities no longer beneficially own Company voting securities representing, in the aggregate at least 10%, of the total voting power, in the event there is a vacancy created on the Board of Directors by the resignation or removal of an ML Director or the failure of the ML Entities to designate an ML Director (other than a resignation as a result of a decrease in the percentage of the aggregate number of votes of all outstanding Company voting securities represented by Company voting securities owned by the ML Entities below the minimum percentages specified above for representation on the Board of Directors) upon the written request of the ML Entities, the Company will reduce the size of its Board of Directors by the number of such vacancies and thereafter, the ML Entities will have no right to designate any ML Directors to the extent of such reduction.

    The Standstill Agreement provides that the rights to Board of Director and committee representation described above will extend only to those ML Entities that are controlled by ML & Co. and in the event of any transaction resulting in ML & Co. no longer controlling such ML Entity, such ML Entity will no longer have any rights to such Board of Director and committee representation, but will be bound by the other terms of the Standstill Agreement.

    The Company's obligations described above regarding Board of Director and committee representation are subject to compliance with the provisions of the Company's charter and by-laws and the fiduciary duties of the Company's Board of Directors and Nominating Committee to the stockholders of the Company. Nothing set forth in such provisions will require the Company to violate any such provisions or require any director of the Company to breach any such fiduciary duty.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    The Board of Directors held seventeen meetings during the last fiscal year. Mr. R. Burt Gookin participated in ten such meetings, representing less than 75% of all meetings held. The Board of Directors has an Audit Committee, a Management Development -- Compensation and Stock Option Committee and a Nominating Committee.

    The Company's Audit Committee, which consists of Messrs. Jan W. Jeurgens, James I. Maslon, James P. Miscoll, Neil I. Sell and Bernard Sweet, held two meetings during the last fiscal year. The Audit Committee recommends to the full Board of Directors the engagement of the independent public accountants, reviews the audit plan and results of the audit engagement, reviews the independence of the auditors and reviews the adequacy of the Company's system of internal accounting controls.

    The Company's Management Development -- Compensation and Stock Option Committee, which consists of Messrs. R. Burt Gookin, Jan W. Jeurgens, James P. Miscoll and Bernard Sweet, held an aggregate of three meetings during the last fiscal year. The Management Development -- Compensation and Stock Option Committee reviews the Company's remuneration policies and practices, administers each of (1) the Rykoff-Sexton, Inc. 1980 Stock Option Plan (the "1980 Plan"),
(2) the Rykoff-Sexton, Inc. 1988 Stock Option and Compensation Plan (the "1988 Plan"), (3) the Rykoff-Sexton, Inc. 1995 Key Employees Stock Option and Compensation Plan, (4) the Amended and Restated Management Stock Option Plan of WS Holdings Corporation (the "WS Holdings Option Plan"), (5) the Amended and Restated US Foodservice Inc. 1992 Stock Option Plan (the "1992 US Foodservice Option Plan") and (6) the Amended and Restated US Foodservice Inc. 1993 Stock Option Plan (the "1993 US Foodservice Option Plan") (collectively, the "Option Plans"), and administers the Company's incentive compensation programs and makes recommendations to the full Board of Directors in connection with compensation matters affecting the Company.

    The Company's Nominating Committee, which consists of Messrs. R. Burt Gookin, James I. Maslon, Neil I. Sell, Bernard Sweet and Robert W. Williamson, held two meetings during the last fiscal year. The Nominating Committee makes recommendations to the full Board of Directors on the following matters: the size and constituency of the Board of Directors, the age limit for Board of Directors membership, the filling of vacancies on the Board of Directors and the removal of any director for cause. In recommending persons to the Board of Directors as potential nominees for election as directors, the Nominating Committee will consider written suggestions regarding the qualifications that nominees should possess, but it will not entertain stockholder nominations of specific individuals.

COMPENSATION OF DIRECTORS

    During fiscal 1996, directors who were not employees of the Company received an annual retainer of $15,000. Directors also received a fee of $1,750 for each meeting of the Board of Directors attended, $875 for each telephonic meeting of the Board of Directors and $500 for each committee meeting attended. Commencing in fiscal 1997, directors who are neither ML Directors nor employees of the Company will receive an annual retainer of $32,000, but will not be separately compensated for Board of Director or committee meeting participation.

    The 1993 Director Stock Option Plan (the "1993 Plan") provides for an annual grant to non-employee directors of options to purchase 1,000 shares at an option exercise price equal to the fair market value of such shares on the grant date. Each such option has a ten year term and generally becomes exercisable on the first anniversary of the grant date. Messrs. Gookin, Jeurgens, Maslon, Miscoll, Sell and Sweet each were granted options to purchase 1,000 shares at an exercise price of $23.125 on September 15, 1995. Except for Mr. Jeurgens, each of these directors also received a one-time grant of options to purchase 6,250 shares of Common Stock at an exercise price of $11.20 on June 21, 1993. These options have ten year terms and became fully exercisable on June 21, 1996. Additionally, eligible directors also have the opportunity to participate in the Rykoff-Sexton, Inc. Convertible Award Plan (Director Edition) (the "Director Plan") which stockholders are being asked to approve and ratify. See "Proposal to Adopt the Rykoff-Sexton, Inc. Convertible Award Plan (Director Edition)."

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth all persons known by the Company to be the beneficial owners of more than five percent (5%) of the outstanding Common Stock of the Company as of July 26, 1996:

                                                           SHARES       PERCENT
                                                        BENEFICIALLY       OF
NAME AND ADDRESS OF BENEFICIAL OWNER                      OWNED (1)      CLASS
- ------------------------------------------------------  -------------   --------
ML Entities...........................................  10,080,211(2)    36.4%
c/o Merrill Lynch Capital Partners, Inc.
225 Liberty Street
New York, New York 10080
State Farm Mutual Automobile Insurance Company
and related entities..................................   1,429,985        5.4%
One State Farm Plaza
Bloomington, Illinois 61701

- ------------------------
(1) Based upon the most recent Schedule 13D or 13G on file with the Securities and Exchange Commission (the "SEC").

(2) The ML Entities consist of the following entities, each of which beneficially own the percentage of outstanding Common Stock indicated after its name: Merrill Lynch Capital Appreciation Partnership No. B-XVIII, L.P. (15.74%), ML Offshore LBO Partnership No. B-XVIII (7.92%), ML IBK Positions, Inc. (5.20%), MLCP Associates L.P. No. II (*), MLCP Associates L.P. No. IV (*), Merrill Lynch KECALP L.P. 1994 (*), Merrill Lynch KECALP L.P. 1991 (*), Merrill Lynch Capital Appreciation Partnership No. XIII, L.P. (5.85%), ML Offshore LBO Partnership No. XIII, L.P. (*), ML Employees LBO Partnership No. I, L.P. (*), Merrill Lynch KECALP L.P. 1987 (*) and Merchant Banking L.P. No. II (*). The ML Entities are affiliates of ML & Co. and ML & Co. disclaims beneficial ownership of all such shares for all purposes. * Less than 1%.

    The following table sets forth beneficial ownership of Common Stock as of a recent date for each director of the Company, each executive officer named in the Summary Compensation Table under

"EXECUTIVE COMPENSATION" herein (each, a "Named Executive Officer") and all directors and executive officers as a group. Unless otherwise stated and subject to applicable community property laws, each beneficial owner has sole voting and investment powers with respect to the shares shown.

                                                               SHARES
                                                            BENEFICIALLY         PERCENT
NAME                                                          OWNED (1)         OF CLASS
- ------------------------------------------------------  ---------------------   ---------
Mark Van Stekelenburg.................................      319,985(2)              1.2
Frank H. Bevevino.....................................      467,869(3)              1.7
Matthias B. Bowman....................................    8,578,803(4)             31.0
Albert J. Fitzgibbons, III............................    8,221,178(5)             29.6
Harold E. Feather.....................................      128,781(6)                *
R. Burt Gookin........................................       11,780(7)                *
Alan V. Giuliani......................................       70,506(8)                *
Robert J. Harter, Jr..................................       76,598(9)                *
Jan W. Jeurgens.......................................        1,000(10)               *
Sunil C. Khanna.......................................            0                   0
Richard J. Martin.....................................       48,682(11)               *
James I. Maslon.......................................      350,022(12)             1.3
James P. Miscoll......................................       12,250(13)               *
Neil I. Sell..........................................       12,663(14)               *
Bernard Sweet.........................................       15,920(15)               *
Robert W. Williamson..................................            0                   0
All directors and executive officers as a group
 (twenty persons).....................................   10,395,941(4)(5)(16)     37.5%

- ------------------------
*   Less than 1%.

(1) Except as otherwise noted, all persons have sole voting and investment power with respect to their shares.

(2) Includes options exercisable within 60 days to purchase 288,594 shares pursuant to the 1988 Plan. Also includes 62 shares owned by one of his children.

(3) Includes 135,758 shares held by a limited partnership the partners of which are trusts of which Mr. Bevevino is trustee and includes options exercisable within 60 days to purchase 17,019 shares pursuant to the WS Holdings Stock Option Plan, 45,233 shares pursuant to the 1992 US Foodservice Option Plan and 2,237 shares pursuant to the 1993 US Foodservice Option Plan.

(4) Mr. Bowman is a director of ML Capital Partners, the ultimate general partner of certain of the ML Entities, and thus, under the rules and regulations of the SEC may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by such ML Entities. Accordingly, such shares are included in the table as beneficially owned by Mr. Bowman and for directors and officers as a group. Except with respect to 50,000 shares which he owns directly, Mr. Bowman disclaims beneficial ownership of all other shares.

(5) Mr. Fitzgibbons is a limited partner of certain of the ML Entities, and thus, under the rules and regulations of the SEC may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by such ML Entities. Accordingly, such shares are included in the table as beneficially owned by Mr. Fitzgibbons and for directors and officers as a group. Except with respect to 10,000 shares which he owns directly, Mr. Fitzgibbons disclaims beneficial ownership of all other shares.

(6) Includes options exercisable within 60 days to purchase 23,438 shares pursuant to the 1980 Plan and 88,906 shares pursuant to the 1988 Plan.

(footnotes continued from preceding page)
(7) Includes options exercisable within 60 days to purchase 9,750 shares pursuant to the 1993 Plan. Also includes 1,718 shares owned by his spouse.

(8) Includes options exercisable within 60 days to purchase 62,579 shares pursuant to the 1988 Plan.

(9) Includes options exercisable within 60 days to purchase 45,000 shares pursuant to the 1988 Plan. Also includes 2,576 shares owned by his spouse.

(10) Includes options exercisable within 60 days to purchase 1,000 shares pursuant to the 1993 Plan.

(11) Includes options exercisable within 60 days to purchase 47,891 shares pursuant to the 1988 Plan.

(12) Includes 13,569 shares held of record by Mr. Maslon as trustee for his children, 203,460 shares held of record by Mr. Maslon as co-trustee for his mother and 125 shares owned by his spouse. Includes options exercisable within 60 days to purchase 9,750 shares pursuant to the 1993 Plan.

(13) Includes options exercisable within 60 days to purchase 9,750 shares pursuant to the 1993 Plan.

(14) Includes options exercisable within 60 days to purchase 9,750 shares pursuant to the 1993 Plan.

(15) Includes options exercisable within 60 days to purchase 9,750 shares pursuant to the 1993 Plan.

(16) Includes options exercisable within 60 days to purchase an aggregate of 695,950 shares pursuant to the Company's stock option plans.

    The information contained in the foregoing footnotes is for explanatory purposes only and each of the persons named therein disclaims beneficial ownership of shares designated as beneficially owned by or held in trust for any other person, including family members.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    During fiscal 1996, the Management Development -- Compensation and Stock Option Committee (the "Committee") was comprised of the following individuals:
Jan W. Jeurgens, R. Burt Gookin, James P. Miscoll and Bernard Sweet. There were no "interlocks" with other companies within the meaning of the SEC proxy rules.

                     REPORT OF THE MANAGEMENT DEVELOPMENT -
                    COMPENSATION AND STOCK OPTION COMMITTEE

    The following report of the Management Development -- Compensation and Stock Option Committee (the "Committee"), as well as the Performance Graph set forth herein, are not soliciting materials, are not deemed filed with the SEC and are not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filing.

    As described on page 7 of this Proxy Statement, the Committee is responsible for establishing and reviewing the Company's executive compensation policies, advising the full Board of Directors on compensation matters and administering the Company's Option Plans (other than the 1993 Plan and the Director Plan, which are administered by the entire Board of Directors). The Committee is comprised exclusively of outside directors. All decisions of the Committee relating to compensation of the Chairman of the Board and Chief Executive Officer are reviewed and approved by the full Board of Directors. Decisions by the Committee on grants or awards pursuant to the Company's Option Plans (other than the 1993 Plan and the Director Plan) are made solely by the Committee.

COMPENSATION POLICY

    The Company's executive compensation policies are designed to foster the Company's business goals of achieving profitable growth and premium returns to stockholders. The principal objectives of these policies are as follows: (1) to attract, motivate and retain executives of outstanding ability and character, (2) to provide rewards that are closely related to the performance of the Company and the individual executive by placing a significant portion of compensation at risk and (3) to align the interests of executives and stockholders through long-term, equity-based incentives and programs to encourage and reward stock ownership. The Committee uses the services of independent executive compensation consultants in developing and evaluating compensation plans in order to achieve the foregoing objectives.

    This report discusses the manner in which base salaries, short-term incentive compensation and long-term, equity-based incentives for the Company's Chairman of the Board and Chief Executive Officer and the other Named Executive Officers were determined for the 1996 fiscal year ended April 27, 1996.

EXECUTIVE COMPENSATION

    The key components of executive compensation are base salary, short-term incentive compensation and long-term, equity-based incentives. Base salary levels are generally targeted to be competitive with the average salaries paid at other companies of similar size and complexity both within and outside of the foodservice distribution and manufacturing industries. The Committee periodically has commissioned outside independent executive compensation consultants to analyze competitive compensation levels at comparable companies.

BASE SALARY.

    The Committee intends that executive base salaries should be set at approximately the 50th percentile of comparable companies, and previously determined to limit base salary increases for those Named Executive Officers whose base salaries were above the 50th percentile, except where the Committee deemed merit increases to be warranted on an individual basis or necessary to retain key executives. Fiscal 1996 base salaries were based on fiscal 1995 base salaries, with adjustments based primarily on individual performance evaluations and overall annual salary budget guidelines. Fiscal 1996 base salaries for the Named Executive Officers were in the middle to the upper end of the range for comparable companies.

SHORT-TERM INCENTIVE COMPENSATION.

    MANAGEMENT INCENTIVE PLAN. The Named Executive Officers and other executives of the Company and its subsidiaries are eligible for annual cash bonuses under the Company's Management Incentive Plan. This plan, which is administered by the Committee, is designed to reward executives for their contributions to the Company's achievement of specified annual financial performance goals. The Committee selects participants, determines each participant's minimum, targeted and maximum bonus opportunities and establishes the annual financial performance goals for the Company and its operating units. Performance goals for the Named Executive Officers are based upon the consolidated results for the Company. Fiscal 1996 performance goals for the Named Executive Officers were based upon a matrix of the Company's attainment of operating profit and average return on equity goals. No bonuses are payable to the Named Executive Officers under the Company's Management Incentive Plan unless the Company achieves a minimum of 80% of budgeted operating profit. Named Executive Officers are eligible for targeted bonuses that range from 30% to 60% of base salary if the performance goals are met, and for maximum bonuses that range from 60% to 150% of base salary if maximum performance goals are met. In fiscal 1996, the Company did not achieve more than the 80% minimum of its budgeted operating profit. Consequently, no Named Executive Officer received a bonus.

    CONVERTIBLE AWARD PLAN. In order to encourage equity ownership in the Company by its executive officers, including the Named Executive Officers, and the executive management of its operating companies, the Company implemented a Convertible Award Plan that provides that participants may elect to receive up to 50% of their annual incentive bonus under the Management Incentive Plan in the form of shares of Common Stock, based on a per share price equal to the closing price on the New York Stock Exchange of the Common Stock on the fourth day following the announcement of the

Company's annual earnings for the year preceding the year in which the annual incentive bonus is calculated. If the participant so elects, the participant is awarded one additional share of Common Stock for each three shares received in accordance with the foregoing calculation. Although such stock is owned by the participant and any dividends that the Company may declare will be paid to the participant, certain restrictions on transferability and forfeiture apply to these shares during the three years following the original date of issue.

LONG-TERM, EQUITY-BASED INCENTIVE COMPENSATION.

    STOCK OPTIONS. The Company also grants stock options and other equity incentives under the 1988 Plan in order (1) to link compensation to the Company's long-term growth and performance and (2) to increases in stockholder value. Under the 1988 Plan, the Committee may grant stock options, stock appreciation rights, stock awards, restricted stock, performance shares and cash awards to eligible employees of the Company and its subsidiaries. The Committee has broad discretion to establish the terms of such grants. It typically grants awards on an annual basis and may also grant awards to designated employees upon commencement of employment or following a significant change in any employee's responsibility or title. Awards are based on guidelines relating to the employee's position in the Company that are set by the Committee, as well as the employee's current performance and anticipated future contributions. The Committee also considers the amount and terms of stock options previously granted to each of the Named Executive Officers. Each member of the Committee individually evaluates these factors with respect to each Named Executive Officer and then the Committee reaches consensus on the appropriate award. All stock options granted in fiscal 1996 had an exercise price that was equal to the fair market value of the Common Stock on the date of grant.

    PEFORMANCE SHARES. On September 15, 1995, pursuant to the Company's 1988 Plan, each of the Named Executive Officers was granted a number of "performance shares" which will be converted into an equivalent number of shares of the Company's Common Stock or, at the election of the Committee, to the cash value of such shares of Common Stock, following a three-year performance period, provided that the financial performance of the Company, as measured against the financial performance of a peer group of companies, meets specified objectives established by the Committee. Mr. Van Stekelenburg has the opportunity to receive up to 100,000 shares of Common Stock, and the other Named Executive
Officers each has the opportunity to receive up to 50,000 shares of Common Stock, if the Company meets the objectives established by the Committee.

    ASSUMED OPTIONS. Under the Merger Agreement, the Company assumed USF stock options to purchase up to approximately 742,721 shares of US Foodservice Class A Common Stock (the "Assumed Options"), under each of (1) the WS Holdings Option Plan, (2) the 1992 US Foodservice Option Plan and (3) the 1993 US Foodservice Option Plan, whether or not such options were vested or exercisable. At the effective time of the Merger, the Assumed Options constituted options to acquire, on the same terms and conditions as were applicable to such USF options (subject to certain adjustments), an aggregate of 1,082,144 shares of Common Stock. For those Assumed Options that by their terms vest according to performance criteria ("Performance Options") and that were not vested in accordance with their terms at the effective time of the Merger, the performance criteria will be deemed satisfied on the first anniversary of the Merger. The Committee has determined not to make any additional option grants under the former USF option plans, but to continue to make grants of stock options, where appropriate, to individuals under the 1988 Plan.

COMPENSATION OF CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

    The base salary of Mr. Van Stekelenburg, the Company's Chairman of the Board and Chief Executive Officer, is based primarily upon a survey of salaries paid to chief executive officers of competitor companies. In 1994, the Company entered into a five-year employment agreement with Mr. Van Stekelenburg which provided for (1) a minimum annual salary of $450,000 and (2) a minimum target award of annual incentive bonus under the Management Incentive Plan (or any similar plan) of 50% of annual base salary if certain performance goals were met. In connection with the Merger, the

Company entered into an amended and restated employment agreement with Mr. Van Stekelenburg that became effective on February 2, 1996, the date of signing of the Merger Agreement. A detailed discussion of Mr. Van Stekelenburg's employment agreement is set forth under "Employment Agreements and Change-in-Control Arrangements."

    As part of the initial compensation package offered to Mr. Van Stekelenburg when he joined the Company as an Executive Vice President in fiscal 1991, the Company made an interest-free, secured demand loan to him in connection with the purchase of his residence (the "1991 Loan"). Mr. Van Stekelenburg repaid the 1991 Loan in March 1995. The Company subsequently made an interest-free, secured demand loan to Mr. Van Stekelenburg in connection with the purchase of another residence following the Company's relocation to Illinois (the "1995 Loan"). The maximum amount outstanding under this loan in fiscal 1996 was $350,000.The Committee believes that these loans have enhanced the competitiveness of Mr. Van Stekelenburg's compensation package and will encourage Mr. Van Stekelenburg to remain with the Company, in view of the Company's right to demand repayment of the 1995 Loan in the event Mr. Van Stekelenburg were to leave the Company.

    Mr. Van Stekelenburg was not awarded a cash bonus under either the Management Incentive Plan, nor did he receive any other discretionary bonus for fiscal 1996. He was, however, granted a nonqualified stock option to acquire 50,000 shares of Common Stock at an exercise price of $17.75, the fair market value of the Common Stock on June 19, 1995, the grant date.

SECTION 162(M) OF THE INTERNAL REVENUE CODE OF 1986

    In 1993, changes were made to the federal corporate income tax law that limit the ability of public companies to deduct compensation in excess of $1 million paid annually to the five most highly compensated executive officers. There are exemptions from this limit, including compensation that is based on the attainment of performance goals that are established by the Committee and subsequently approved by the Company's stockholders and forms of current compensation provided under a binding contract pre-dating the new tax law. It is the Committee's policy to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with the Company's overall objectives in attracting, motivating and retaining its executives. The Committee has reviewed the Company's executive compensation structure in light of the new tax law and believes that grants of stock options and stock appreciation rights under the Option Plans qualify as stockholder-approved performance-based compensation, and, therefore, will be fully deductible when an option is exercised. Grants of restricted stock, performance stock and cash awards made after the new tax law's effective date, under each of (1) the 1988 Plan and (2) the Company's Management Incentive Plan, however, do not qualify as stockholder-approved performance-based compensation and, therefore, may not be fully deductible to the extent that such compensation, when added to other non-exempt compensation for a particular executive, exceeds the limit in any tax year. The Committee believes that, based upon current compensation levels, no compensation is at risk of not being fully deductible under these circumstances.

                      MANAGEMENT DEVELOPMENT-COMPENSATION
                           AND STOCK OPTION COMMITTEE

                                    R. Burt Gookin
                                    Jan W. Jeurgens
                                    James P. Miscoll
                                    Bernard Sweet

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The table below sets forth annual and long-term compensation for each of the last three fiscal years awarded to or earned by the Chairman of the Board and Chief Executive Officer of the Company and the four other Named Executive Officers of the Company and its subsidiaries who were serving as executive officers at the end of the last fiscal year.

                                                                                                  LONG TERM
                                                                                             COMPENSATION AWARDS
                           ANNUAL COMPENSATION                                           ---------------------------
                      -----------------------------                        RESTRICTED    SECURITIES
                      FISCAL                             OTHER ANNUAL         STOCK      UNDERLYING      ALL OTHER
NAME AND PRINCIPAL     YEAR      SALARY     BONUS        COMPENSATION       AWARDS(S)      OPTIONS     COMPENSATION
POSITION                (1)      ($)(2)     ($)(3)           ($)             ($)(4)        (#)(5)         ($)(6)
- --------------------  -------   --------   --------   ------------------   -----------   -----------   -------------
Mark Van                1996     463,800          0        145,506(7)(8)            0      50,000         2,749
 Stekelenburg.......
 Chairman of the        1995     453,485    354,855        314,821(7)(8)       75,758      77,500         3,348
 Board and
 Chief Executive        1994     432,000     67,050         31,483(7)               0      30,625(5)      3,348
 Officer
Harold E. Feather...    1996     281,000          0              0                  0      15,000             0
 Executive Vice         1995     289,839     81,444              0             21,368      37,500             0
 President,
 Corporate Planning     1994     347,200     44,336              0                  0      46,875(5)          0
Alan V. Giuliani....    1996     244,560          0              0                  0      20,000             0
 President of the       1995     238,653     71,262              0             29,348      25,000             0
 Company's              1994     232,560     25,329              0                  0      23,438(5)          0
 Rykoff-Sexton
 Manufacturing
 Division
Robert J. Harter,       1996     224,160          0         40,917(8)               0      15,000             0
 Jr.................
 Senior Vice            1995     222,083     65,737         84,531(8)          21,735      22,500             0
 President --
 Administration,        1994     219,960     15,940              0                  0           0             0
 General
 Counsel and
 Secretary
Richard J. Martin...    1996     225,000          0              0                  0      15,000             0
 Senior Vice            1995     221,054     81,597              0                  0      21,250             0
 President and
 Chief Financial        1994     210,000     19,551              0                  0           0             0
 Officer

- ------------------------------
(1) Information furnished is for the 52-week fiscal years ended April 27, 1996, April 29, 1995 and April 30, 1994.
(2) Includes amounts deferred by the Named Executive Officer under the Company's 401(k) Savings Plan. Includes cash automobile allowances.
(3) Does not include the portion of a participant's bonus which the participant elected to receive in the form of restricted Common Stock of the Company. No Named Executive Officer received a discretionary bonus in fiscal 1996.
(4) The amount presented is the value of the shares awarded under the Company's Convertible Award Plan. For fiscal 1996, no Named Executive Officer was awarded any restricted shares. For fiscal 1995, the number of restricted shares awarded to the Named Executive Officers, including the one-for-five matching, were as follows: Mr. Van Stekelenburg 4,331; Mr. Feather 1,223; Mr. Giuliani 1,679; Mr. Harter 1,242; and Mr. Martin- 0. The number of shares earned is calculated by dividing the amount of annual incentive bonus deferred by the Named Executive Officer by the price of the Company's Common Stock on the New York Stock Exchange ("NYSE") on the fourth day following the announcement of the Company's annual earnings for the year preceding the year in which the annual incentive bonus was earned. For fiscal 1995, the shares under the plan were earned at a price of $15.20 per share, and were awarded at a price of $17.75 per share, the closing price of the Company's Common Stock on the NYSE on the fourth day following the announcement of the Company's annual earnings for fiscal 1995. The shares awarded under the plan are not transferable by the recipient for three years following receipt thereof; however, any dividends that the Company may declare, will be paid to the recipient during the three-year restriction period. The value of the Named Executive Officers restricted stock holdings as of April 27, 1996, based on a closing sale price of $15.125 for the Common Stock on that date, are as follows: Mr. Van Stekelenburg $65,506; Mr. Feather $18,498; Mr. Giuliani $25,395; Mr. Harter $18,785 and Mr. Martin $0.
(5) Stock option awards for fiscal 1994 have been adjusted to reflect the Company's 5-for-4 stock dividend on January 24, 1995.
(6) Term life insurance premiums.
(7) Includes $28,945 as the aggregate amount of imputed interest during fiscal 1996 on Mr. Van Stekelenburg's interest-free demand mortgage loans. The imputed interest for prior years is also shown in this column. The 1991 Loan had a principal balance of $469,000 from May, 1991 through March, 1995, and the 1995 Loan had a principal balance of $350,000 at April 27, 1996. The imputed rate of interest is based on the interest charged by commercial banks on short-term residential mortgage loans during each of the fiscal years, and is calculated for informational purposes only. The Company believes that the mortgage loans to Mr. Van Stekelenburg meet the conditions set forth in Treasury Regulation 1.7872-5T(c) and, therefore, no interest need be imputed for income tax purposes.
(8) Includes payments totaling $116,561 and $40,917 in fiscal 1996 and $277,561 and $84,531 in fiscal 1995, to each of Messrs. Van Stekelenburg and Harter, respectively, relating to their relocation to Chicago, Illinois.

OPTION GRANTS IN LAST FISCAL YEAR

    The table below sets forth information on grants of stock options during fiscal 1996 to the Named Executive Officers under the 1988 Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS
- ------------------------------------------------------------------------------
                                        % OF TOTAL
                           NUMBER OF     OPTIONS
                           SECURITIES   GRANTED TO
                           UNDERLYING   EMPLOYEES    EXERCISE OR                 GRANT DATE
                            OPTIONS     IN FISCAL        BASE       EXPIRATION    PRESENT
NAME                       GRANTED (#)(1)(2)    YEAR PRICE($/SH)       DATE     VALUE ($)(3)
- -------------------------  ----------   ----------   ------------   ----------  ------------
Mark Van Stekelenburg....     50,000      36.70           17.75        6/19/05    423,000
Harold E. Feather........     15,000      11.01           17.75        6/19/05    126,900
Alan V. Giuliani.........     20,000      14.68           17.75        6/19/05    169,200
Robert J. Harter, Jr.....     15,000      11.01           17.75        6/19/95    126,900
Richard J. Martin........     15,000      11.01           17.75        6/19/95    126,900

- ------------------------
(1) All of these non-qualified stock options were granted at a price equal to the fair market value of the Company's Common Stock on the grant date and will expire ten years from the date of grant.

(2) These options become exercisable in equal quarterly installments commencing on the first anniversary of the grant date.

(3) The estimated grant date present value reflected in the above table is determined using a modified Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: (i) a grant price of $17.75 per share; (ii) an exercise price of $17.75; (iii) a stock volatility factor of 0.225; (iv) a risk-free interest rate of 6.2%;
    (v) a dividend yield of .364%; and (vi) an option term of 10 years. The ultimate values of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock over the exercise price on the date an option is exercised.

AGGREGATE OPTION EXERCISES AND YEAR-END OPTION VALUES

    The following table sets forth information on stock options held by the Named Executive Officers at the end of fiscal 1996.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                              FY-END OPTION VALUES

                                                                                            VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                                                OPTIONS AT FISCAL                 AT FISCAL
                              SHARES                              YEAR END (#)                  YEAR END ($)
                            ACQUIRED ON        VALUE       ---------------------------   ---------------------------
NAME                       EXERCISE (#)    REALIZED ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -------------------------  -------------   -------------   -----------   -------------   -----------   -------------
Mark Van Stekelenburg....        0               0           249,063        96,563           165,617       84,148
Harold E. Feather........   15,626          70,942            64,376        50,938           112,852       98,945
Alan V. Giuliani.........        0               0            42,969        40,469            62,685       51,560
Robert J. Harter, Jr.....        0               0            31,250        33,750            54,341       48,778
Richard J. Martin........        0               0            31,719        38,594            32,875       27,313

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

    The table below sets forth information on long-term incentive plan awards during fiscal 1996 to the Named Executive Officers under the 1988 Plan.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                                   ESTIMATED FUTURE PAYOUTS UNDER
                                                                                     NON-STOCK PRICE BASED PLANS
                                     NUMBER OF SHARES      PERFORMANCES OR OTHER  ---------------------------------
                                      UNITS OR OTHER           PERIOD UNTIL        THRESHOLD    TARGET     MAXIMUM
NAME                                     RIGHTS(#)         MATURATION OR PAYOUT       (#)         (#)        (#)
- --------------------------------  -----------------------  ---------------------  -----------  ---------  ---------
Mark Van Stekelenburg...........            100,000                 5/2/98            25,000      50,000    100,000
Harold E. Feather...............             50,000                 5/2/98            12,500      25,000     50,000
Alan V. Giuliani................             50,000                 5/2/98            12,500      25,000     50,000
Robert J. Harter, Jr............             50,000                 5/2/98            12,500      25,000     50,000
Richard J. Martin...............             50,000                 5/2/98            12,500      25,000     50,000

    On September 15, 1995, the Company granted each Named Executive Officer the number of "performance shares" indicated above which will be converted into an equivalent number of shares of the Company's Common Stock or, at the election of the Committee, to the cash value of such shares of Common Stock, following a three-year performance period, provided that the financial performance of the Company, as measured against the financial performance of a peer group of companies, meets specified objectives established by the Committee.

RETIREMENT BENEFITS

    The first Pension Plan Table below is based on both the Company's tax-qualified noncontributory defined benefit pension plan (the "Pension Plan") and the Company's non-qualified Supplemental Executive Retirement Plans for Messrs. Feather, Giuliani, Harter and Martin (the "SERPs"). These SERPs do not cover the Chairman of the Board and Chief Executive Officer. Mr. Van Stekelenburg is covered by a separate supplemental pension plan described in the second table below. The first Pension Plan Table contains the estimated annual retirement benefits payable on a single life annuity basis to the eligible executives upon retirement at or after age 62, based on average earnings and years of service, but have not been reduced by any Social Security benefits (as required by the SERPs). The current maximum Social Security benefit reduction would be $14,976 at age 65.

                               PENSION PLAN TABLE
      FOR NAMED EXECUTIVE OFFICERS OTHER THAN THE CHIEF EXECUTIVE OFFICER

                         YEARS OF SERVICE
                -----------------------------------
REMUNERATION       5       10       15        20
- -------------   -------  -------  -------  --------
   $225,000     $28,125  $56,250  $84,375  $112,500
    250,000      31,250   62,500   93,750   125,000
    300,000      37,500   75,000  112,500   150,000
    350,000      43,750   87,500  131,250   175,000
    400,000      50,000  100,000  150,000   200,000
    450,000      56,250  112,500  168,750   225,000
    500,000      62,500  125,000  187,500   250,000

    The SERPs were adopted by the Company as of October 1, 1995, and amended as of the date of the Merger Agreement. Full vesting under the SERPS will occur upon five years of participation after October 1, 1995, and attainment of age
55. Full vesting would also occur earlier upon the executive's death while married, his disability or upon a change of control of the Company. The amendment changed the SERPs' definition of "change in control" as described below. For purposes of computing benefits under the SERPs, the eligible Named Executives have the following years of service as of April 27, 1996: Mr. Feather
- -- 31,  Mr.  Giuliani  --  6,  Mr.  Harter  --  11  and  Mr.  Martin  --  8.  If

Mr. Feather retires before he is vested under his SERP, his annual pension benefit payable at age 65 is estimated to be $100,752 under the Pension Plan and another supplemental non-qualified plan sponsored by John Sexton & Co., which uses a formula provided in the Pension Plan prior to 1989.

    The amended SERPs generally provide an executive who retires at or after age 62 and who has at least 15 years of service with an annual lifetime benefit after retirement of 50% of his final average pay, reduced by any benefits the executive is entitled to receive under the Pension Plan and certain retirement-type nonqualified deferred compensation plans sponsored by the Company, retirement benefits under a prior employer's qualified or nonqualified plans, and any Social Security retirement benefits received by the executive. If an executive terminates employment before age 62 or with less than 15 years of service, the executive's annual SERP benefit is calculated by multiplying his final average pay by a percentage that equals 2 1/2% times his years of service (up to 20), subject to the reductions discussed above. Benefits under the SERPs are also reduced to take into account early retirement (early retirement is defined as retirement after attainment of age 55 with 10 years of service). Final average pay under the SERPs means the average of an executive's annual base salary, plus bonuses, paid during any consecutive three-year period that contains the highest average within the five-year period ending on the date the executive terminates employment. The SERP also provides disability benefits, calculated for an executive with at least one year but less than 10 years of service as 25% of final average pay, with the same reductions as noted above, except that no reduction is made for early commencement of benefits. For an executive with at least 10 years of service, the annual disability benefit is calculated by multiplying his final average pay by a percentage that equals 2 1/2% times his years of service (up to 20), with the same reductions noted above except that no reduction is made for early commencement of benefits. After an executive's death, the SERP also provides a lifetime benefit for his surviving spouse in an amount equal to 50% of the executive's benefit, reduced by any survivor benefits paid under the Pension Plan.

    The amendments to the SERPs revised the definition of "change in control" under such SERPs to be identical to such definition contained in the amended and restated change in control agreements (described below). If a "change in control" occurs, an executive becomes 100% vested in his benefits under the SERP and is entitled to receive benefits equal to the retirement benefit payable at age 62, with a reduction for any early commencement of benefits.

    The Company and its subsidiary, John Sexton & Co., maintain the Pension Plan for their officers and other eligible employees who are not covered by a union sponsored retirement plan. The Pension Plan covers employees of the Company for periods after April 29, 1989. Full vesting under the Pension Plan occurs after five years of service with the Company and its subsidiaries. The Pension Plan does not cover employees of USF or its subsidiaries, except those Pension Plan participants who are transferred to USF or one of its subsidiaries from employment with the Company or John Sexton & Co.

    The following Pension Plan Table for the Chairman of the Board and Chief Executive Officer is based on an individual SERP arrangement between the Company and Mr. Van Stekelenburg, effective July 20, 1994, which the Company entered into in connection with Mr. Van Stekelenburg's original employment agreement. The table shows the estimated annual retirement benefits payable to Mr. Van Stekelenburg under the Pension Plan and his SERP on a joint and survivor basis, based on his final average pay and years of service at retirement. His accrued SERP benefits are fully vested after five years of Company service or upon his disability. If Mr. Van Stekelenburg retires on or after age 60 with at least five years of service, his SERP and the Pension plan together provide an annual lifetime benefit equal to 60% of his final average pay, reduced by 3% for each year of service less than 20 years. If he retires before age 60 but after age 55 with at least five years of service, his annual benefit is reduced by 0.5% for each month before age 60. If he terminates employment before age 55 with at least five years of service, he will receive an annual benefit beginning after age 55 that is actuarially reduced from the benefit payable at age 60. This SERP also provides disability benefits, calculated as 30% of final average pay if Mr. Van Stekelenburg becomes disabled with at least one year but less than 10 years of service and calculated as his normal retirement benefit at age 60 if he becomes disabled with at least 10 years of service. Mr. Van Stekelenburg's annual SERP benefits are reduced by any Social Security retirement benefits received by him. Final average pay under the SERP means the average of Mr. Van Stekelenburg's cash compensation (plus certain deferred amounts) during the last three years of his employment with the Company and its subsidiaries. After Mr. Van Stekelenburg's death, his SERP provides a lifetime benefit for his surviving spouse in an amount generally equal to 60% of Mr. Van Stekelenburg's retirement benefits under his SERP, reduced by any survivor benefits paid under the Pension Plan.

                  PENSION PLAN TABLE FOR CHAIRMAN OF THE BOARD
                          AND CHIEF EXECUTIVE OFFICER

                           YEARS OF SERVICE
                --------------------------------------
REMUNERATION       5         10        15        20
- -------------   --------  --------  --------  --------
   $450,000     $ 67,500  $135,000  $202,500  $270,000
    500,000       75,000   150,000   225,000   300,000
    600,000       90,000   180,000   270,000   360,000
    700,000      105,000   210,000   315,000   420,000
    800,000      120,000   240,000   360,000   480,000
    900,000      135,000   270,000   405,000   540,000

    The amounts in the Pension Plan Table for Chairman of the Board and Chief Executive Officer include both SERP and Pension Plan benefits, but have not been reduced by any Social Security benefits (as required by the SERP). The current maximum Social Security benefit reduction would be $14,976 at age 65.

EMPLOYMENT AGREEMENTS AND CHANGE-IN-CONTROL ARRANGEMENTS

    EMPLOYMENT AGREEMENTS. The Company entered into an employment agreement with Mark Van Stekelenburg effective July 20, 1994. The employment agreement provided for a five-year term (with automatic one-year renewals thereafter unless either party gives notice of termination), a minimum annual base salary of $450,000 and a minimum annual incentive bonus under the Management Incentive Plan (or any similar plan) of 50% of annual base salary if certain performance goals were met. In connection with the signing of the Merger Agreement, the Company entered into an amended and restated employment agreement with Mr. Van Stekelenburg that became effective on February 2, 1996. The amended and restated employment agreement generally parallels Mr. Van Stekelenburg's prior employment agreement. It provides a minimum annual base salary of $450,000 for a five-year term beginning on the date of signing (with automatic one-year renewals commencing at the end of the fifth year unless either party gives advance notice to the contrary), with a guaranteed minimum bonus of 50% of annual base salary for the Company's 1997 fiscal year and 25% of annual base salary for the Company's 1998 fiscal year. The agreement provides for term life insurance of not less than $1,000,000 and a corresponding tax reimbursement. If Mr. Van Stekelenburg's employment is involuntarily terminated without cause during the term of the amended and restated agreement, he will receive termination payments for the greater of two years or the remaining term of the agreement. Termination benefits include salary and welfare benefit continuation, bonus (equal to the average amount of his incentive bonus during the three years preceding termination), immediate exercisability of any outstanding stock options, the lapse of any restrictions on other equity awards, and if termination occurs before July 20, 1999, two additional years of service credit added to Mr. Van Stekelenburg's SERP. Termination payments will be offset by any payments (other than tax reimbursements) made under his change in control agreement (described below). In general, "cause" is defined as (1) a willful and continued failure to perform assigned duties after notice of such failure, willful misconduct that is materially injurious to the Company or a material breach of any material provision of the employment agreement (unless cured within a specified time);
(2) notice to Mr. Van Stekelenburg of the Company's intent to terminate the agreement and his employment; (3) Mr. Van Stekelenburg's disability, failure to be reappointed Chief Executive Officer and Chairman of the

Board, or failure to be reelected to the Board of Directors; (4) failure by a successor or assign of the Company to assume liability under the employment agreement or Mr. Van Stekelenburg's SERP; or (5) the Board of Directors' failure to approve Mr. Van Stekelenburg's strategic plans for the Company as a result of irreconcilable differences with respect to the future of the Company.

    The Company entered into an employment agreement with Harold E. Feather effective June 20, 1994, which provides that Mr. Feather will be paid a minimum base salary of $275,000 and an annual car allowance of no less than $7,200 through December 31, 1998. In the event that Mr. Feather is terminated by the Company for any reason other than Mr. Feather's death, disability, or for cause (as defined), Mr. Feather will continue to receive his base salary through December 31, 1998, provided that Mr. Feather does not directly or indirectly compete with the Company.

    CHANGE IN CONTROL AGREEMENTS. As of February 2, 1996, the date of signing of the Merger Agreement, the Company entered into a second amended and restated change in control agreement with Mr. Van Stekelenburg and amended and restated change in control agreements with the other Named Executive Officers, which superseded their then-existing change in control agreements, providing for the payment of specified benefits under the circumstances described below after a "change in control." A "change in control" is deemed to occur under the amended and restated change in control agreements if (1) any person (other than certain "excluded persons") becomes the beneficial owner of 25% or more of the Company's then outstanding voting securities, other than pursuant to certain "excepted transactions," or (2) within any twelve-month period, a change in the membership of the Company's Board of Directors occurs with the result that the incumbent members do not constitute a majority of the Board of Directors.

    For purposes of the amended and restated change in control agreements, the term "excluded persons" means (1) the ML Entities, so long as the Standstill Agreement continues to be in effect and the ML Entities are in compliance with the terms of the Standstill Agreement and (2) any person who acquires the Company's voting securities from the ML Entities if (a) such securities were acquired by an ML Entity pursuant to the Merger and (b) prior to such acquisition by such other person, a majority of the Board of Directors, other than directors nominated by, or affiliated or associated with, the ML Entities, has determined in good faith that such transaction does not constitute a "change in control" for purposes of the amended and restated change in control agreements. An "excluded person" will cease to be such if (1) Mr. Van Stekelenburg ceases to be the Chief Executive Officer of the Company at any time during the twelve-month period beginning May 17, 1996 (the date of the consummation of the Merger) unless he ceases to be the Chief Executive Officer by reason of death, disability, termination for cause or voluntary termination by Mr. Van Stekelenburg under circumstances that are not treated as an involuntary termination under his employment agreement or (2) the members of the Board of Directors immediately prior to the execution of the USF Letter of Intent, dated December 5, 1995, together with any successors to such directors (other than directors nominated by, or affiliated or associated with, the ML Entities), cease to constitute a majority of the Board of Directors at any time during the twelve-month period after the consummation of the Merger.

    For purposes of the amended and restated change in control agreements, an "excepted transaction" means any transaction initiated by the Company in which
(1) Mr. Van Stekelenburg continues to be the Chief Executive Officer of the Company, or the surviving or other controlling corporation or other such entity (the "Resulting Corporation"), immediately following the consummation of such transaction and throughout the twelve-month period thereafter, and (2) the directors of the Company in office immediately prior to such transaction constitute at least a majority of the Board of Directors of the Company or the Resulting Corporation immediately after the consummation of such transaction and throughout the twelve-month period thereafter.

    If a change in control occurs, the agreements (other than Mr. Van Stekelenburg's) will provide an executive with an amount equal to 2.99 times the sum of his base salary plus the amount that would otherwise be earned under any executive compensation plan if within two years subsequent to the change in control, the executive's employment is involuntarily terminated by the Company other than for death, disability or "cause" (defined generally as the executive's willful and continued failure to substantially perform his duties, after specific demand for substantial performance has been made by the Company, or the executive's willful engaging in misconduct that is materially injurious to the Company) or if the executive terminates his employment for "good reason," defined as (1) certain changes to the executive's duties, titles, offices or positions, (2) a salary reduction or a failure to increase salary by certain amounts, (3) failure to maintain, or certain adverse effects on the executive's participation in, certain benefit, incentive or stock option plans, (4) certain relocations of the offices of the Company or the executive, (5) a reduction in the executive's vacation days, (6) a material breach of, or failure by a successor or assign of the Company to assume, the executive's change in control agreement, or (7) a purported termination of the executive's employment that is not implemented pursuant to the terms of the executive's change in control agreement.

    Pursuant to his second amended and restated change in control agreement, Mr. Van Stekelenburg will receive an amount equal to 2.99 times the sum of his base salary plus the amount that would otherwise be earned under any executive compensation plan if, within two years subsequent to a change in control, his employment is terminated by the Company for any or no reason (other than death) or if Mr. Van Stekelenburg elects to terminate his employment for any or no reason. Termination benefits for each of the executives also include outplacement expense reimbursement and welfare benefit continuation for two years after the executive's termination of employment.

    The agreements with Messrs. Van Stekelenburg and Feather also provide for payment of an amount necessary to restore any benefit diminution if the 20% excise tax imposed under Section 4999 of the Code is applicable to their agreements. Prior to a change in control, each of the amended and restated change in control agreements provides for a base term of three years, with automatic one-year renewals unless the Company gives advance notice to the contrary.

    SEVERANCE AGREEMENTS. In connection with the negotiation and execution of the amended and restated change in control agreements, the Company also entered into individual severance agreements as of February 2, 1996, the date of signing of the Merger Agreement, with Messrs. Feather, Giuliani, Harter and Martin. The individual severance agreements provide for termination benefits if an executive is involuntarily terminated by the Company other than for death, disability or "cause" or terminates voluntarily after a reduction in pay, other than a general reduction, or notice of the non-renewal of the agreement, during the severance agreement's three-year term. These agreements also provide for automatic one-year renewals unless either party gives advance notice to the contrary. "Cause" under the severance agreements is defined as a failure by the executive consistently to meet applicable performance appraisal standards; an intentional act of fraud, embezzlement or theft; intentional wrongful damage to the Company's property; intentional misconduct that is materially injurious to the Company; or a breach of the confidentiality/nonsolicitation provisions of the severance agreement. Termination benefits include salary and welfare benefit continuation for two years, bonus (based on actual performance results during the applicable performance period and calculated as though the executive had remained employed throughout the period, but prorated to reflect the period of actual service), full vesting in any stock options and in each individual's SERP and crediting of benefits under the Company's Deferred Compensation Plan at a "preferred" rate. Termination payments will be offset by any payments made under an individual's employment agreement or change in control agreement.

                               PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Index and the Dow Jones Consumer Non-Cyclical Index over the same period (assuming the investment of $100 in the Company's Common Stock and in each index on April 30, 1991 and the reinvestment of all dividends).

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  AMONG RYKOFF-SEXTON, INC., THE S&P 500 INDEX
                 AND THE DOW JONES CONSUMER NON-CYCLICAL INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                      DOW JONES CONSUMER
             RYKOFF-SEXTON, INC.      S & P 500       NON-CYCLICAL INDEX
4/91                            100          100                         100
4/92                            105          114                         116
4/93                             84          125                         106
4/94                            110          131                         110
4/95                            128          154                         144
4/96                            111          201                         193

                              CERTAIN TRANSACTIONS

    THE MERGER

    US FOODSERVICE INC. LOAN FORGIVENESS. Pursuant to the Merger Agreement, the Company forgave an aggregate of $4.9 million of previously outstanding loans made by USF to certain key employees, including $650,329, $702,725, and $158,712 owing by Messrs. Frank H. Bevevino, Thomas G. McMullen and David F. McAnally, respectively, and $912,268 and $841,521 owing by Messrs. John R. and Thomas J. Bevevino, respectively, sons of Mr. Frank H. Bevevino, to enable them to purchase shares of USF Common Stock. Such loans were forgiven, subject to each employee's agreement that the shares of Common Stock issued in connection with the Merger will not be sold for a period of one year from the effective time of the Merger or such earlier date on which such individual ceases to be an employee of the Company and its subsidiaries due to resignation, retirement or termination. In connection with such loan forgiveness, the Company extended loans to various USF employees, including the following persons in the amounts indicated, to cover the federal and state income tax due from such employees as a result of such loan forgiveness: Frank Bevevino, $216,429.48; Thomas McMullen, $233,866.84; John Bevevino, $270,710.84; Thomas Bevevino, $282,262.48. Each of
these loans must be repaid within fifteen months of the effective time of the Merger or within three months of the individuals's resignation, retirement or termination of employment.

    REDEMPTION AND PURCHASE OF PREFERRED STOCK. It was a condition precedent to the Merger that all shares of USF's previously outstanding $15 Cumulative Redeemable Exchangeable Preferred Stock (the "Exchangeable Preferred Stock") be purchased by the Company and that all shares of USF's previously outstanding 10% Preferred Stock be redeemed by USF from the holders thereof. On March 1, 1996, USF effected the purchase of the 10% Preferred Stock for a total price of $21,261,916. The redemption of the Exchangeable Preferred Stock pursuant to the Merger Agreement was deemed to have occurred immediately prior to the effective time of the Merger. ML IBK Positions, Inc. and Merchant Banking L.P. No. IV, each of which is an affiliate of ML & Co., previously held all of the issued and outstanding shares of Exchangeable Preferred Stock, and in connection therewith, received a total of approximately $24.4 million (representing approximately $16.8 million in redemption price plus approximately $7.6 million in accrued but unpaid dividends) plus accrued interest at the rate of 15% per annum from October 15, 1995 to the date of redemption. Such interest totaled approximately $2.2 million as of May 17, 1996, resulting in a total redemption price on such date of approximately $26.6 million.

    SUBORDINATED DEBT HOLDERS. Prior to the Merger, all $70.9 million principal amount of USF's previously outstanding 14.25% Debentures was held by Equitable Deal Flow Fund, L.P. (the "Equitable Fund"), the Equitable Life Assurance Society of the United States ("Equitable Life") and the Chase Manhattan Bank, N.A., as trustee for E.Q. Asset Trust 1993 (the "Equitable Trust"), all of which was redeemed or purchased in connection with the Merger. Each of the Equitable Fund, Equitable Life and the Equitable Trust are affiliates of each other, and of Equitable Variable Life Insurance Company ("Equitable Variable Life"), which together with the Equitable Fund and Equitable Life (the "Equitable Entities"), holds approximately 4.3% of the Company's Common Stock. The Equitable Fund, Equitable Life and the Equitable Trust received an aggregate of $76.0 million pursuant to the redemption of the 14.25% Debentures, representing a redemption price of 107.13% of the principal amount thereof.

    REGISTRATION RIGHTS. In connection with the Merger, the Company entered into a Registration Rights Agreement, which provides for certain rights to the ML Entities, the Equitable Entities and Frank H. Bevevino (collectively, the "Holders") with respect to the Common Stock owned by them (the "Registrable Securities"). Under the Registration Rights Agreement, the ML Entities may make a written demand of the Company to effect the registration of all or part of the ML Entities' Registrable Securities. The Company will not be required to take any action if, among other things, (1) four demand registrations have been previously effected or (2) the Registrable Securities requested to be registered have a then current market value of less than $50 million, unless such demand is for registration of all remaining Registrable Securities held by the ML Entities. The Company will be required to file the Registration Statement within 30 business days of exercise of any demand right, but will not be required to effect a registration during certain "blackout periods" during which the Company has determined in good faith that such registration (1) could materially impair or delay a pending transaction (up to 180 days) or (2) would require disclosure of confidential information (up to 90 days). Additionally, if the Company seeks to register, in a proposed public offering for its own account or for the account of any holder of Common Stock (other than pursuant to a Registration Statement on Form S-4 or Form S-8 or any successor form under the Securities Act, or filed in connection with an exchange offer or an offering of securities solely to existing stockholders or employees of the Company ) any Common Stock while the Registration Rights Agreement is in effect, the Holders will have the right to request that the Company include any or all of their Registrable Securities in the proposed offering. Each Holder will pay all underwriting discounts, commissions, transfer taxes and documentary stamp taxes related to the Registrable Securities offered for sale by such Holder as well as the fees and disbursements of its counsel (other than counsel representing the Holders as a group). All other fees and expenses in connection with the registration of Registrable Securities, including those of counsel representing the Holders as a group, will be borne by the Company. The Company has agreed to indemnify the Holders and the prospective underwriters of registrations of Registrable Securities for liabilities for material misstatements and omissions, other than any material misstatements or omissions based on information provided by the Holders, included in the Registration Statement. Likewise, each Holder has agreed to indemnify the Company, all other Holders or any underwriter for liabilities for material misstatements and omissions made in the Registration Statement in reliance on information provided to the Company by such Holders, subject to certain limitations. To the extent that indemnification from an indemnifying party is unavailable, contribution will also be available, with certain limitations, to any of the above parties in relation to relative fault.

    REAL ESTATE MATTERS. On February 28, 1996, USF entered into a twelve-year lease (commencing on the date the premises are delivered with certain improvements substantially completed) for approximately 25,000 square feet of office space located in Plains Township, Pennsylvania. The lease provides for a base rental rate of $12.50 per square foot, subject to certain increases, plus payment of the tenant's pro rata share of building expenses, including utilities, real estate taxes and insurance. The owner and lessor of the office building is Paul-Francis Realty, L.P., a Pennsylvania limited partnership whose principals include entities controlled by Paul S. Siegel and Frank H. Bevevino, the President and a director of the Company.

    OTHER

    MANAGEMENT INDEBTEDNESS. During fiscal 1996, Mr. Mark Van Stekelenburg, Chairman of the Board and Chief Executive Officer of the Company, was indebted to the Company in the amount of $350,000 in connection with the 1995 Loan. The largest aggregate amount of indebtedness outstanding during fiscal 1996 was $350,000. The amount of such indebtedness outstanding as of July 26, 1996 was $350,000. The 1995 Loan is evidenced by a secured, non-interest bearing demand promissory note.

    LEGAL  SERVICES.    The  law  firm  of  Maslon  Edelman  Borman  &  Brand, a
Professional Limited Liability Partnership, of which Mr. Neil I. Sell is a partner, provided legal services to the Company during fiscal 1996.

    INVESTMENT  BANKING.    USF retained  Merrill  Lynch Pierce  Fenner  & Smith
("MLPF&S"), an affiliate of ML & Co., to act as USF's exclusive financial advisor in connection with a proposed business combination involving the Company, pursuant to a letter agreement dated December 5, 1995 between MLPF&S and USF (the "ML Engagement Letter"). Pursuant to the ML Engagement Letter, MLPF&S agreed to assist USF in analyzing, structuring, negotiating and effecting the proposed business combination with the Company and to issue a fairness opinion, as necessary or required.

Pursuant to the terms of the ML Engagement Letter, USF paid MLPF&S a fee of $500,000, upon the execution of the letter of intent with such amount to be credited against any other fees payable pursuant to the ML Engagement Letter. In addition, MLPF&S earned a fee of $3,000,000 from USF upon consummation of the Merger.

    Additionally, the Company has periodically retained ML & Co. or certain of its affiliates, to provide it with investment banking and financial advisory services. Each of Messrs. Bowman, Fitzgibbons, Khanna and Williamson are affiliates of the ML Entities and were appointed to the Board of Directors pursuant to the Standstill Agreement. See "Election Of Directors."

                   PROPOSAL TO ADOPT THE RYKOFF-SEXTON, INC.
                   CONVERTIBLE AWARD PLAN (DIRECTOR EDITION)

    The Board of Directors has adopted, subject to stockholder approval, the Director Plan. The Director Plan is effective as of June 19, 1995, and was amended in January 1996 and April 1996, in each case subject to its approval by the stockholders of the Company. The April and June amendments were effected to conform the Director Plan to the Company's new fiscal year and to suspend the Director Plan during the two month fiscal period ended in June 1996. The following summary of the principal features of the Director Plan is qualified in its entirety by the complete text of the Director Plan, which is set forth as Exhibit A to this Proxy Statement. Capitalized terms used in the following summary, but not defined therein, shall have the meanings contained in the Director Plan.

    GENERAL. The Director Plan was designed to grant eligible Directors restricted shares of Common Stock ("Premium Shares") as a bonus to those Directors who purchase Common Stock from the Company. This purchase may be made with any part of the annual retainer fee earned by an eligible Director during the Company's fiscal year (the "Annual Retainer"). Any Director of the Company who is eligible to receive an Annual Retainer is eligible to participate in the Director Plan.

    PURCHASED SHARES. Any eligible Director may elect to defer payment of any part of his or her Annual Retainer for a fiscal year until the last quarterly Board meeting of that fiscal year and to receive that payment in the form of Common Stock ("Purchased Shares"). The number of Purchased Shares acquired by that election will be equal to (1) the dollar amount of Annual Retainer being converted, divided by (2) the Conversion Price for the fiscal year. The "Conversion Price" for a fiscal year will be the average of the closing prices of the Common Stock, at the end of each week during the three month period ending on the last day of the seventh month of the fiscal year. If there is a stock split or other change in the Common Stock during the six months before that date, the Conversion Price will be adjusted to reflect that change. If an eligible participant ceases to be a Director before the last quarterly Board meeting of a fiscal year, any Annual Retainer fees not earned will not be converted into Purchased Shares. For purposes of the Director Plan, a Director is considered to earn 25% of his Annual Retainer on the date of each quarterly Board meeting. Any Purchased Shares acquired under the Director Plan will vest and become transferable as soon as they are delivered. Purchased Shares will not be forfeited for any reason.

    PREMIUM SHARES. The Company will also grant one Premium Share for each three Purchased Shares acquired by a Director. The Company will not issue fractional Premium Shares or cash in lieu thereof. All Premium Shares will be non-transferable and subject to possible forfeiture, as explained below, during the two year period beginning on the date a Director is scheduled to receive those shares (the "Holding Period"). The Holding Period may be shortened if a Director's Board membership ends without an event that would cause a forfeiture of Premium Shares.

    Until the end of the Holding Period for Premium Shares, a Director may not sell or otherwise transfer such shares, except for a transfer resulting from death. Also, if a Director sells or otherwise voluntarily transfers any Purchased Shares before the end of the Holding Period for those shares, he will forfeit all of the Premium Shares he received with such Purchased Shares, unless the Holding Period has been shortened as described below.

    If a Director who bought Purchased Shares ceases to be a member of the Board of Directors before the end of the Holding Period for any of the related Premium Shares, the Premium Shares will be forfeited unless the Director has left the Board for one or more of the following reasons: (1) death or long-term disability (as determined in the discretion of the majority of the other
Directors); (2) removal from the Board without cause; (3) failure to be re-nominated or re-elected as a Director; (4) a "change in control" of the Company, as defined in any existing agreements between the Company and its senior officers or (5) the Director's voluntary resignation from the Board, accompanied by the vote of a majority of the Board (excluding such Director) agreeing to waive the balance of the Holding Period and determining in good faith that the waiver is in the best interest of the Company.

    If an eligible Director's membership on the Board terminates for any of those five reasons during the Holding Period of any of his or her Purchased Shares, then the related Holding Period will end, and all related Premium Shares will be freed from any further risk of forfeiture and will become fully transferable, subject to applicable securities laws, as of the effective date of the termination.

    FEDERAL INCOME TAX CONSEQUENCES. Any part of an Annual Retainer used to acquire Purchased Shares will be treated as earned income for income tax purposes. However, when a Director buys Purchased Shares with any Annual Retainer amounts he or she has not yet earned, income taxation of those amounts will be deferred until the Purchased Shares are delivered. The taxable amount will be the market value of the Purchased Shares on the date they are delivered to the Director. Nonetheless, a Director may be responsible for self-employment taxes on the deferred part of his or her Annual Retainer as it is earned, without any delay until the delivery of Purchased Shares. Under current federal income tax rules, a Director's Premium Shares will generally be treated as taxable ordinary income at the end of the Holding Period if they are still held by the Director. The amount of taxable income will be the fair market value of the Premium Shares at the end of the Holding Period. The Director's holding period for capital gains tax treatment will begin when the Premium Shares become taxable income. However, a Director may start the capital gain holding period earlier by electing to treat Premium Shares as taxable income on their delivery date, using their value at that time. If any Premium Shares are forfeited, a Director must promptly endorse the certificates to the Company and return them to the Company without receiving anything in exchange. If Premium Shares are forfeited before they become taxable income to a Director, the forfeiture will have no tax effect. If a Director has elected to treat them as taxable at their value on their delivery date, the Director may have a capital loss deduction equal to that amount but usable only in limited circumstances.

    The discussion set forth above does not purport to be a complete analysis of the potential tax consequences relevant to a participant in the Director Plan or to describe the tax consequences based on particular circumstances. It is based on federal income tax law and interpretational authorities as of the date of this Proxy Statement, both of which are subject to change. Each participant must consult with his or her own tax advisor to determine the tax consequences of participation in the Director Plan.

    VOTING AND DIVIDEND RIGHTS. During the Holding Period for Purchased Shares and Premium Shares, a Director will be entitled to vote all of those shares and will be entitled to receive any dividends paid with respect to those shares. However, such rights will terminate with respect to Premium Shares if they are forfeited as described above.

    MISCELLANEOUS.  A  Director may not  assign any  part of his  or her  Annual
Retainer deferred by him, nor may a Director assign any right to receive Purchased Shares or Premium Shares as a result of an election to participate in the Director Plan. However, such rights may be transferred as a result of his or her death before receiving the shares. Until a Director receives Purchased Shares and Premium Shares, the Director's rights to those shares are not secured by any Company property, and such rights will be the same as the rights of any other creditor of the Company.

    The Plan may be amended at any time by the Board. However, no amendment shall become effective without stockholder approval, if such stockholder approval is required by any law, rule or regulation. Also, the Director Plan shall generally not be amended more than once every six months, except to comply with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules thereunder. No amendment of the Director Plan will adversely affect any material right of any participant with respect to any shares previously granted, unless such participant gives his or her written consent.

    The adoption of the Director Plan requires the approval of the affirmative vote of a majority of the votes cast, provided that the total votes cast represent over fifty percent (50%) in interest of all shares entitled to vote on this matter. Accordingly, the Board of Directors recommends a vote FOR approval and adoption of the Director Plan. Unless instructed to the contrary, all proxies will be voted for the approval and adoption of the Director Plan.

                   PROPOSAL TO INCREASE THE NUMBER OF SHARES
                     OF COMMON STOCK RESERVED FOR ISSUANCE
          UNDER THE COMPANY'S 1988 STOCK OPTION AND COMPENSATION PLAN

    On June 20, 1988, the Board of Directors unanimously approved the 1988 Plan covering an aggregate of 781,250 shares of Common Stock. The stockholders approved the 1988 Plan on September 9, 1988. On September 13, 1991, the stockholders of the Company approved an amendment to the 1988 Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 625,000 shares. Subject to the approval of the stockholders, on June 24, 1996, the Board of Directors further amended the 1988 Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares. No change to the 1988 Plan is proposed other than an increase in the number of shares of Common Stock reserved for issuance thereunder. The brief summary of the 1988 Plan which follows is qualified in its entirety by reference to the complete text, a copy of which is attached to this Proxy Statement as Exhibit B.

    GENERAL. The purpose of the 1988 Plan is to increase stockholder value and to advance the interests of the Company by furnishing a variety of economic incentives ("Incentives") designed to attract, retain and motivate employees of the Company. The 1988 Plan provides that a committee (the "Committee") composed of at least two members of the Board of Directors of the Company who have not received Incentives under the 1988 Plan or any other plan of the Company for at least one year may grant Incentives to employees in the following forms: (1) stock options; (2) stock appreciation rights; (3) stock awards; (4) restricted stock; (5) performance shares; and (6) cash awards. Incentives may be granted only to employees of the Company (including officers and directors of the Company, but excluding directors of the Company who are not also employees of or consultants to the Company) selected from time to time by the Committee.

    The number of shares of Common Stock which may be issued under the 1988 Plan if this amendment is approved, may not exceed 2,906,250 shares, subject to adjustment in the event of a merger, recapitalization or other corporate restructuring. This represents approximately 11% of the outstanding shares of Common Stock on July 26, 1996.

    STOCK OPTIONS. Under the 1988 Plan, the Committee may grant non-qualified and incentive stock options to eligible employees to purchase shares of Common Stock from the Company. The 1988 Plan confers on the Committee discretion, with respect to any such stock option, to determine the number and purchase price of the shares subject to the option, the term of each option and the time or times during its term when the option becomes exercisable. The purchase price for incentive stock options may not be less than the fair market value of the shares subject to the option on the date of grant. The number of shares subject to an option will be reduced proportionately to the extent that the optionee exercises a related stock appreciation right ("SAR"). The term of a non-qualified option may not exceed 10 years and one day from the date of grant and the term of an incentive stock option may not exceed 10 years from the date of grant. Any option shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any option or may determine to cancel stock options in order to make a participant eligible for the grant of an option at a lower price. The Committee may approve the purchase by the Company of an unexercised stock option for the difference between the exercise price and the fair market value of the shares covered by such option.

    The option price may be paid in cash, check, bank draft or by delivery of shares of Common Stock valued at their fair market value at the time of purchase or by withholding from the shares issuable upon exercise of the option shares of Common Stock valued at their fair market value or as otherwise authorized by the Committee.

    In the event that an optionee ceases to be an employee of the Company for any reason, including death, any stock option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire at the time or times established by the Committee.

    STOCK APPRECIATION RIGHTS. A stock appreciation right or SAR is a right to receive, without payment to the Company, a number of shares, cash or any combination thereof, the amount of which is determined pursuant to the formula described below. An SAR may be granted with respect to any stock option granted under the 1988 Plan, or alone, without reference to any stock option. An SAR granted with respect to any stock option may be granted concurrently with the grant of such option or at such later time as determined by the Committee and as to all or any portion of the shares subject to the option.

    The 1988 Plan confers on the Committee discretion to determine the number of shares as to which an SAR will relate as well as the duration and exercisability of an SAR. In the case of an SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains will be reduced in the same proportion that the holder exercises the related option. The term of an SAR may not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, an SAR will be exercisable for the same time period as the stock option to which it relates is exercisable. Any SAR shall become immediately exercisable in the event of specified changes in corporate ownership or control. The Committee may accelerate the exercisability of any SAR.

    Upon exercise of an SAR, the holder is entitled to receive an amount which is equal to the aggregate amount of the appreciation in the shares of Common Stock as to which the SAR is exercised. For this purpose, the "appreciation" in the shares consists of the amount by which the fair market value of the shares of Common Stock on the exercise date exceeds (1) in the case of an SAR related to a stock option, the purchase price of the shares under the option or (2) in the case of an SAR granted alone, without reference to a related stock option, an amount determined by the Committee at the time of grant. The Committee may pay the amount of this appreciation to the holder of the SAR by the delivery of Common Stock, cash, or any combination of Common Stock and cash.

    RESTRICTED STOCK. Restricted stock consists of the sale or transfer by the Company to an eligible employee of one or more shares of Common Stock which are subject to restrictions on their sale or other transfer by the employee. The price at which restricted stock will be sold will be determined by the Committee, and it may vary from time to time and among employees and may be less than the fair market value of the shares at the date of sale. All shares of restricted stock will be subject to such restrictions as the Committee may determine. Subject to these restrictions and the other requirements of the 1988 Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to those shares.

    STOCK AWARDS. Stock awards consist of the transfer by the Company to an eligible employee of shares of Common Stock, without payment, as additional compensation for services to the Company. The number of shares transferred pursuant to any stock award will be determined by the Committee.

    PERFORMANCE SHARES. Performance shares consist of the grant by the Company to an eligible employee of a contingent right to receive cash or payment of shares of Common Stock. The performance shares shall be paid in shares of Common Stock to the extent performance objectives set forth in the grant are achieved. The number of shares granted and the performance criteria will be determined by the Committee.

    CASH AWARDS. A cash award consists of a monetary payment made by the Company to an eligible employee as additional compensation for his services to the Company. Payment may depend on the achievement of specified performance objectives. The amount of any monetary payment constituting a cash award shall be determined by the Committee.

    NON-TRANSFERABILITY OF MOST INCENTIVES. No stock option, SAR, performance share or restricted stock granted under the 1988 Plan will be transferable by its holder, except in the event of the holder's death, by will or by the laws of descent and distribution. During an employee's lifetime, an Incentive may be exercised only by him or her or by his or her guardian or legal representative.

    AMENDMENT OF THE 1988 PLAN. The Board of Directors may amend or discontinue the 1988 Plan at any time. However, no such amendment or discontinuance may, subject to adjustment in the event of a merger, recapitalization, or other corporate restructuring, (1) change or impair, without the consent of the recipient thereof, an Incentive previously granted, (2) materially increase the maximum number of shares of Common Stock which may be issued to all employees under the 1988 Plan, (3) materially change or expand the types of Incentives that may be granted under the 1988 Plan, (4) materially modify the requirements as to eligibility for participation in the 1988 Plan, or (5) materially increase the benefits accruing to participants. Certain 1988 Plan amendments require stockholder approval, including amendments which would materially increase benefits accruing to participants, increase the number of securities issuable under the 1988 Plan, or change the requirements for eligibility under the 1988 Plan.

    FEDERAL INCOME TAX CONSEQUENCES. The following discussion sets forth certain United States income tax considerations in connection with the ownership of Common Stock. These tax considerations are stated in general terms and are based on the Code and judicial and administrative interpretations thereof. This discussion does not address state or local tax considerations with respect to the ownership of Common Stock. Moreover, the tax considerations relevant to ownership of the Common Stock may vary depending on a holder's particular status.

    Under existing federal income tax provisions, an employee who receives a stock option or performance shares or an SAR under the 1988 Plan or who purchases or receives shares of restricted stock under the 1988 Plan which are subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes in the year such Incentive is granted. An employee who receives a stock award under the 1988 Plan consisting of shares of Common Stock will realize ordinary income in the year of the award in an amount equal to the fair market value of the shares of Common Stock covered by the award on the date it is made, and the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income. An employee who receives a cash award will realize ordinary income in the year the award is paid equal to the amount thereof, and the amount of the cash will be deductible by the Company.

    When a non-qualified stock option granted pursuant to the 1988 Plan is exercised, the employee will realize ordinary income measured by the difference between the aggregate purchase price of the shares of Common Stock as to which the option is exercised and the aggregate fair market value of shares of the Common Stock on the exercise date, and the Company will be entitled to a deduction in the year the option is exercised equal to the amount the employee is required to treat as ordinary income.

    Options which qualify as incentive stock options are entitled to special tax treatment. Under existing federal income tax law, if shares purchased pursuant to the exercise of such an option are not disposed of by the optionee within two years from the date of granting of the option or within one year after the transfer of the shares to the optionee, whichever is longer, then (1) no income will be recognized to the optionee upon the exercise of the option; (2) any gain or loss will be recognized to the optionee only upon ultimate disposition of the shares and, assuming the shares constitute capital assets in the optionee's hands, will be treated as long-term capital gain or loss; (3) the optionee's basis in the shares purchased will be equal to the amount of cash paid for such shares; and (4) the Company will not be entitled to a federal income tax deduction in connection with the exercise of the option. The Company understands that the difference between the option price and the fair market value of the shares acquired upon exercise of an incentive stock option will be treated as an "item of tax preference" for purposes of the alternative minimum tax. In addition, incentive stock options exercised more than three months after retirement are treated as non-qualified options.

    The Company further understands that if the optionee disposes of the shares acquired by exercise of an incentive stock option before the expiration of the holding period described above, the optionee must treat as ordinary income in the year of that disposition an amount equal to the difference between the optionee's basis in the shares and the lesser of the fair market value of the shares on the date of exercise or the selling price. In addition, the Company will be entitled to a deduction equal to the amount the employee is required to treat as ordinary income.

    If the exercise price of an option is paid by surrender of previously owned shares, the basis of the shares received in replacement of the previously owned shares is carried over. If the option is a nonstatutory option, the gain recognized on exercise is added to the basis. If the option is an incentive stock option, the optionee will recognize gain if the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the applicable holding period. This gain will be added to the basis of the shares received in replacement of the previously owned shares.

    When a stock appreciation right granted pursuant to the 1988 Plan is exercised, the employee will realize ordinary income in the year the right is exercised equal to the value of the appreciation which he or she is entitled to receive pursuant to the formula described above, and the Company will be entitled to a deduction in the same year and in the same amount.

    An employee who receives restricted stock or performance shares subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of Section 83 of the Code) will normally realize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of Common Stock on the date such restrictions lapse (or any earlier date on which the shares are disposed of) exceeds their purchase price, if any. An employee may elect, however, to include in income in the year of purchase or grant the excess of the fair market value of the shares of Common Stock (without regard to any restrictions) on the date of purchase or grant over its purchase price. The Company will be entitled to a deduction for compensation paid in the same year and in the same amount as income is realized by the employee.

    PROXIES AND VOTING. The adoption of the proposed 1988 Plan amendment requires the approval of the affirmative vote of a majority of the votes cast, provided that the total votes cast represent over fifty percent (50%) in interest of all shares entitled to vote on this matter. Accordingly, the Board of Directors recommends a vote FOR approval and adoption of the proposed amendment to the 1988 Plan. Unless instructed to the contrary, all proxies will be voted for the approval and adoption of the Director Plan.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon the recommendation of the Audit Committee, has selected Arthur Andersen LLP as independent public accountants for fiscal 1997. Arthur Andersen LLP has been the independent public accountants for the Company since 1972. A representative of Arthur Andersen LLP is expected to attend the meeting and to have an opportunity to make a statement and to respond to appropriate questions from stockholders.

    Unless   instructed  to  the  contrary,  all   proxies  will  be  voted  for
ratification of the appointment of Arthur Andersen LLP as independent public accountants for the Company for fiscal 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by them.

    Based solely on its review of copies of such forms furnished to the Company, or written representations that no filings of Form 5 reports were required, the Company believes that during the fiscal year ended April 27, 1996, the Company's officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them.

                           PROPOSALS OF STOCKHOLDERS

    Pursuant to the Exchange Act, all proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders of the Company must be received by the Company at its executive offices on or before March 29, 1997.

    Pursuant to the Company's Amended and Restated Bylaws, a stockholder may generally nominate one or more persons for election as Directors only if written notice of such stockholder's intent to make such nomination has been given, either by personal delivery or by U.S. mail, postage prepaid to the Company's Secretary not later than (1) with respect to an election to be held at an annual meeting of stockholders, ninety (90) days in advance of such meeting, and (2) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (1) the name and address of the stockholder and of the person or persons to be nominated; (2) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (3) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (4) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the Board of Directors and (5) the consent of each nominee to serve as a director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

                                 OTHER MATTERS

    The Board of Directors does not intend to present to the meeting any other matters not referred to above and does not presently know of any matters that may be presented to the meeting by others. If other matters are properly brought before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          Robert J. Harter, Jr.
                                          SECRETARY

                                                                       EXHIBIT A

                   RYKOFF-SEXTON, INC. CONVERTIBLE AWARD PLAN
                               (DIRECTOR EDITION)

I.  INTRODUCTION

    This Plan is called the Rykoff-Sexton, Inc. Convertible Award Plan (Director Edition). The Plan is designed to encourage non-management members of the Board of Directors to acquire or increase their ownership interests in Common Stock of Rykoff-Sexton, Inc. This objective is achieved by granting restricted shares of such Common Stock to eligible Directors who elect to purchase Common Stock from Rykoff-Sexton, Inc. with some or all of their Annual Retainer. This Plan document sets forth all terms and conditions of the Plan as approved by the Board of Directors, subject to approval by the shareholders of Rykoff-Sexton, Inc.

II.  DEFINITIONS

    For the purposes of the Plan, the following terms have the meanings stated below:

    a. "Annual Retainer" means a Director's annual cash retainer fee for a Fiscal Year, ordinarily payable to the Director in four equal cash installments as of the date of each scheduled quarterly meeting of the Board. For purposes of this Plan, the Annual Retainer earned by a Director as of the date of a quarterly meeting is the amount that the Director is entitled to by reason of his or her status as a member of the Board at that time, whether or not the Director attends the meeting. A Director's Annual Retainer does not include any meeting fees or any other special fees for serving as a Director of the Company.

    b.  "Board" means the Board of Directors of the Company.

    c.  "Company" means Rykoff-Sexton, Inc.

    d. "Conversion Price" means, for a Fiscal Year, the average of the closing prices of the Company's Common Stock, as reported in the New York Stock Exchange Composite Index on the last business day of each calendar week during the three month period ending six months from the end of the first month of that Fiscal Year. If there is a stock split or other change in the outstanding Common Stock during that six month period, an appropriate adjustment in the Conversion Price will be made in accordance with the procedure set forth in the Company's Stock Option Plan for Directors.

    e. "Delivery Date" means, for a Fiscal Year, the date of the last quarterly Board meeting of the Fiscal Year; provided, however, that actual delivery of Purchased Shares and Premium Shares may be made as soon as practical thereafter.

    f.  "Director" means an individual member of the Board.

    g. "Fiscal Year" means any fiscal year of the Company during which a Participant is eligible to participate in the Plan. The Fiscal Year of the Plan is the Company's fiscal year. Effective as of June 30, 1996, the Company's fiscal year is a 52- or 53-week period, as the case may be, ending on the Saturday nearest the last day of each June. However, the Plan was not in effect for the short fiscal year of the Company that began April 28, 1996, and ended June 29, 1996. The first Fiscal Year of the Plan began in May, 1995, and ended April 27, 1996.

    h. "Holding Period" means, with respect to any Purchased Shares and related Premium Shares, the two year period commencing on the scheduled Delivery Date of those shares; provided, however, that in some cases the Holding Period may be shortened as provided in Section IV B below.

    i. "Participant," with respect to a Fiscal Year, means only those individuals who are Directors on the last day of the first month of that Fiscal Year, are eligible to receive an Annual Retainer and have not been employees of the Company at any time during that month.

    j.   "Plan"  means  this  Rykoff-Sexton  Convertible  Award  Plan  (Director
       Edition).

    k. "Premium Shares" means any shares of the Company's Common Stock granted to a Participant by the Company as a bonus for purchasing Purchased Shares; provided however, that all Premium Shares shall be subject to transferability and forfeiture restrictions under this Plan.

    l. "Purchased Shares" means the shares of the Company's Common Stock purchased by a Participant with any part of his or her Annual Retainer for a Fiscal Year; provided, however, that the Participant shall not be entitled to receive such Purchased Shares until the Delivery Date for that Fiscal Year.

III.  ELIGIBILITY AND PLAN OPERATION

    A.  Election to Defer Annual Retainer and Purchase Purchased Shares

    At any time during the first month of each Fiscal Year, each Director who is eligible to be a Participant for that Fiscal Year may elect in writing to:

        (1) defer payment of any part of his or her Annual Retainer for that Fiscal Year until the Delivery Date for that Fiscal Year; and

        (2) receive such payment in the form of a number of Purchased Shares based on the Conversion Price for that Fiscal Year.

    Purchased Shares earned and purchased under this Plan shall vest and become transferable by the Participant as of the Delivery Date, subject to shareholder approval of the Plan and any restrictions under applicable securities laws, and shall not be subject to forfeiture under Section III.

    B.  Procedures for Election and Pricing of Purchased Shares

    Within a reasonable time before the end of the first month of each Fiscal Year, the Company will provide each Participant with an election form similar to the form attached hereto and identified as "Attachment 1." Any Participant making a conversion election for a Fiscal Year must complete and sign that form to indicate his or her election and acceptance of all terms and conditions of the Plan. On the form, the Participant must specify the percentage or dollar amount of his or her Annual Retainer to be used to buy Purchased Shares.

    A Participant's election to buy Purchased Shares for a Fiscal Year must be made and delivered to the Company on or before the last day of the first month of the Fiscal Year. Once made, this election is irrevocable and will be carried out by the Company with respect to the amount of Annual Retainer actually earned by the Participant during such Fiscal Year. A new election form must be signed for each Fiscal Year, unless the Participant chooses not to buy Purchased Shares for a Fiscal Year.

    If a Participant elects to buy Purchased Shares for a Fiscal Year, the chosen dollar amount of the Participant's Annual Retainer will be converted into Purchased Shares, except that the dollar amount will be reduced to the extent the Participant does not earn all of the Annual Retainer he or she elected to convert. The Annual Retainer amount elected by the Participant is converted into a number of Purchased Shares that is equal to (A) the dollar amount of Annual Retainer to be converted, divided by (B) the Conversion Price for that Fiscal Year. However, cash will be paid to the Participant in lieu of any fractional shares. The Company will deliver any such cash and a certificate representing the Purchased Shares to the Participant on the Delivery Date for that Fiscal Year.

    C.  Contingent Award of Premium Shares

    On each Delivery Date, each Participant who receives Purchased Stock on that date will also receive from the Company one Premium Share for each three shares of Purchased Stock delivered on that date; provided, however, that no fractional Premium Shares (or cash in lieu thereof) may be issued under this Plan. A certificate representing those Premium Shares shall be delivered to the Participant by the Company on the Delivery Date.

    All Premium Shares issued under this Plan with respect to Purchased Shares shall be subject to transfer restrictions and forfeiture under Section III during the Holding Period that applies to such shares. Each certificate representing Premium Shares shall contain a notice stating that the Premium Shares are subject to transfer restrictions and forfeiture under this Plan.

    D.  Voting and Dividend Rights

    A Participant who receives Purchased Shares and Premium Shares on a Delivery Date will be entitled to vote all of such shares immediately; and will also be entitled to receive dividend payments with respect to all of such shares, to the extent such dividends are declared and paid; provided, however, that all of such rights shall terminate with respect to Premium Shares on the date (if any) on which they are forfeited under Section IV.

    E.  Deferred Annual Retainer and Purchase Rights Are Not Assignable

    No part of a Participant's Annual Retainer deferred by an election under this Plan, nor his or her right to receive Purchased Shares and Premium Shares as a result of that election, may be assigned or otherwise transferred by the Participant, except for a transfer resulting from his or her death. Prior to any delivery of Purchased Shares and Premium Shares, a Participant's rights, if any, to those shares shall not be secured by any Company property, and shall entitle the Participant only to the rights of a creditor of the Company.

IV.  RISKS OF PREMIUM SHARE FORFEITURE DURING HOLDING PERIOD

    A.   General  Transfer Restrictions  and Forfeiture  upon Sale  of Purchased
Shares

    Until the expiration or early termination of the Holding Period, Premium Shares cannot be sold or otherwise transferred by a Participant and will be subject to forfeiture as set forth below. Purchased Shares may be sold during the Holding Period to the extent permitted by applicable securities laws.

    However, upon the date of any sale or other voluntary transfer of Purchased Shares before the end of the Holding Period for such shares, all of the Premium Shares granted with respect to such Purchased Shares shall be forfeited by the Participant.

    B.  Forfeiture Upon Certain Terminations of Board Membership

    If a Participant's membership on the Board terminates before the end of a Holding Period that continues to apply to any of his or her Premium Shares, they shall be completely forfeited as of the effective date of such termination, unless it is caused by one or more of the reasons set forth below:

        (1) The Participant's death or long-term disability (as determined in the discretion of the majority of the remaining Directors);

        (2) The removal of the Participant from the Board without cause;

        (3) The Participant is not re-nominated or re-elected as a Director;

        (4) A "change in control" of the Company, as defined in the existing agreements (if any) between the Company and its senior officers; or

        (5) The Participant voluntarily resigns, if a majority of the Board (excluding the Participant) agrees to waive the balance of the Holding Period and determines in good faith that such waiver is in the best interest of the Company.

    If a Participant's membership on the Board terminates before the normal expiration of the Holding Period of any Premium Shares, as a result of one of the excepted causes listed above in subparagraphs (1) through (5), then the Holding Period will end, all Premium Shares will be freed from any further risk of forfeiture and those shares will become fully transferable, subject to applicable securities laws, as of the effective termination date.

    C.  Procedure for Forfeiture

    If any Premium Shares are forfeited, such shares shall be void and the Participant holding such Premium Shares shall promptly endorse the certificates of those Premium Shares to the Company and return them to the Company without any consideration.

V.  MISCELLANEOUS

    A.  Term and Adoption of the Plan

    The Plan was first adopted by the Board as of June 19, 1995, subject to its approval by counsel and the shareholders of the Company. The Plan has been amended in January of 1996, and again as of April 28, 1996, each time subject to its approval by the shareholders of the Company. The Plan includes the Supplement attached to the Plan document adopted in January of 1996, describing special rules for the initial Fiscal Year, which began in 1995.

    The Plan amendment adopted as of April 28, 1996, changes its Fiscal Year to conform to the new fiscal year of the Company, suspends the operation of the Plan during the Company's short fiscal year consisting of May and June, 1996, and deletes unnecessary references to the special rules for the initial Fiscal Year of the Plan.

    The Plan shall remain in effect until it is terminated pursuant to Paragraph B below. The adoption of this Plan or any modification of the Plan does not imply any commitment to continue the same Plan, or any modification thereof, or any other Plan for any succeeding year. Neither the Plan, nor any election or sale or grant of stock made under the Plan, shall create for any Participant any employment contract or right to continued membership on the Board.

    B.  Plan Amendment or Discontinuance

    The Plan may be amended at any time and from time to time by the Board as it may deem advisable; provided, however, that no amendment shall become effective without shareholder approval if such shareholder approval is required by any law, rule or regulation; and provided further that the Plan shall not be amended more than once every six months, except to comport with changes in the Internal Revenue Code (as amended from time to time), the Employee Retirement Income Security Act of 1974 (as amended from time to time) or the rules thereunder. No amendment of the Plan shall materially and adversely affect any right of any Participant with respect to any shares previously granted, unless such Participant gives his or her written consent.

                                                                       EXHIBIT B

                              RYKOFF-SEXTON, INC.
              1988 STOCK OPTION AND COMPENSATION PLAN, AS AMENDED

    1. PURPOSE. The purpose of the 1988 Stock Option and Compensation Plan, as amended (the "Plan"), of Rykoff-Sexton, Inc. ("Rykoff-Sexton") is to increase stockholder value and to advance the interests of Rykoff-Sexton and its subsidiaries (collectively, the "Company") by furnishing a variety of economic incentives ("Incentives") designed to attract, retain and motivate employees. Incentives may consist of opportunities to purchase or receive shares of common stock, $.10 par value, of Rykoff-Sexton ("Common Stock"), monetary payments or both on terms determined under this Plan.

    2. ADMINISTRATION. The Plan shall be administered by the stock option committee (the "Committee") of the Board of Directors of Rykoff-Sexton (the "Board of Directors"). The Committee shall consist of not less than three directors of Rykoff-Sexton and shall be appointed from time to time by the Board of Directors. Each member of the Committee shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, and the regulations promulgated thereunder (the "1934 Act"). The Board of Directors may from time to time appoint members of the Committee in substitution for, or in addition to, members previously appointed, and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of the Committee's members shall constitute a quorum. All action of the Committee shall be taken by the majority of its members. Any action may be taken by a written instrument signed by a majority of the members and actions so taken shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee shall have authority to award Incentives under the Plan, to interpret the Plan, and to make any other determination which it believes necessary and advisable for the proper administration of the Plan. The Committee's decisions and matters relating to the Plan shall be final and conclusive on the Company and its participants.

    3. ELIGIBLE EMPLOYEES. Employees of the Company (including officers and directors, but excluding directors of Rykoff-Sexton who are not also full-time employees of the Company) shall become eligible to receive Incentives under the Plan when designated by the Committee. Employees may be designated individually or by groups or categories (for example, by pay grade) as the Committee deems appropriate. Participation by officers of Rykoff-Sexton and any performance objectives relating to such officers must be approved by the Committee. Participation by others and any performance objectives relating to others may be approved by groups or categories (for example, by pay grade) and authority to designate participants who are not officers and to set or modify such targets may be delegated.

    4. TYPES OF INCENTIVES. Incentives under the Plan may be granted in any one or a combination of the following forms; (a) incentive stock options and nonstatutory stock options (section 6); (b) stock appreciation rights ("SARs") (section 7); (c) stock awards (section 8); (d) restricted stock (section 8); (e) performance shares (section 9); and (f) cash awards (section 10).

    5.  SHARES SUBJECT TO THE PLAN:
       5.1. NUMBER OF SHARES. Subject to adjustment as provided in section 11.6, the number of shares of Common Stock which may be issued under the
    Plan shall not exceed 2,906,250 shares of Common Stock.

       5.2. CANCELLATION. To the extent that cash in lieu of shares of Common Stock is delivered upon the exercise of a SAR pursuant to section 7.4, the Company shall be deemed, for purposes of applying the limitation on the number of shares, to have issued the greater of the number of shares of Common Stock which it was entitled to issue upon such exercise or on the exercise of any related option. In the event that a stock option or SAR granted hereunder expires or is terminated or cancelled unexercised as to any shares of Common Stock, such shares may again be issued under the Plan either pursuant to stock options, SARs or otherwise. In the event that shares of

    Common Stock are issued as restricted stock or pursuant to a stock award and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired shares may again be issued under the Plan, either as restricted stock, pursuant to stock awards or otherwise. The Committee may also determine to cancel, and agree to the cancellation of, stock options in order to make a participant eligible for the grant of a stock option at a lower price than the option to be cancelled.

       5.3. TYPE OF COMMON STOCK. Common Stock issued under the Plan in connection with stock options, SARs, performance shares, restricted stock or stock awards, may be authorized and unissued shares or issued shares held as treasury shares.

    6. STOCK OPTIONS. A stock option is a right to purchase shares of Common Stock from the Company. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

       6.1.  PRICE.   The  option price  per share  shall be  determined by  the
       Committee, subject to adjustment under section 11.6.

       6.2. NUMBER. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to adjustment as provided in section 11.6. The number of shares of Common Stock subject to a stock option shall be reduced in the same proportion that the holder thereof exercises a SAR if any SAR is granted in conjunction with or related to the stock option.

       6.3. DURATION AND TIME FOR EXERCISE. Subject to earlier termination as provided in section 11.4, the term of each stock option shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee at the time of grant. No stock option may be exercised during the first twelve months of its term. Except as provided by the preceding sentence, the Committee may accelerate the exercisability of any stock option. Subject to the foregoing and with the approval of the Committee, all or any part of the shares of Common Stock with respect to which the right to purchase has accrued may be purchased by the Company at the time of such accrual or at any time or times thereafter during the term of the option.

       6.4. REPURCHASE. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (i) the Fair Market Value (as defined in section 11.13) of the Common Stock subject to the option on the date of purchase exceeds (ii) the option price. The Company shall have the right but not the obligation to repurchase all shares of Common Stock that were purchased pursuant to an option exercised within six months prior to the participant's termination of employment, that is either for cause or voluntary on the part of the participant and without the written consent of the Company, for the total amount paid by the participant for such shares and on such other terms as may be established by the Committee. The Company shall have 60 days from the date of the participant's termination of employment to exercise its right to repurchase such shares of Common Stock.

       6.5. MANNER OF EXERCISE. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars upon exercise of the option and may be paid by cash, bank draft or uncertified or certified check; by delivery of shares of Common Stock in payment of all or any part of the option price, which shares shall be valued for this purpose at the Fair Market Value on the date such option is exercised; or in such other manner as may be authorized from time to time by the Committee. Prior to the issuance of shares of Common Stock upon the exercise of a stock option, a participant shall have no rights as a stockholder with respect to the shares covered by such option.

       6.6. INCENTIVE STOCK OPTIONS. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options (as such term is defined in section 422A of the Internal Revenue Code of 1986, as amended):

           (a) The aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any participant during any calendar year (under all of the Company's plans) shall not exceed $100,000.

           (b) Any Incentive Stock Option certificate authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the options as Incentive Stock Options.

           (c) All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Board of Directors or the date this Plan was approved by the stockholders.

           (d) Unless sooner exercised, all Incentive Stock Options shall expire no later than ten years after the date of grant.

           (e) The option price for Incentive Stock Options shall be not less than the Fair Market Value of the Common Stock subject to the option on the date of grant.

           (f) No Incentive Stock Options shall be granted to any participant who, at the time such option is granted, would own (within the meaning of section 422A of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the employer corporation or of its parent or subsidiary corporation.

    7. STOCK APPRECIATION RIGHTS. A SAR is a right to receive, without payment to the Company, a number of shares of Common Stock, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in section 7.4. A SAR may be granted (a) with respect to any stock option granted under this Plan, either concurrently with the grant of such stock option or at such later time as determined by the Committee (as to all or any portion of the shares of Common Stock subject to the stock option), (b) with respect to any stock option currently outstanding under the Rykoff-Sexton, Inc. 1980 Stock Option Plan (the "1980 Plan") (as to all or any portion of the shares subject to the stock option) on terms established by the Committee, or (c) alone, without reference to any related stock option. Each SAR granted by the Committee under this Plan shall be subject to the following terms and conditions:

       7.1. NUMBER. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in section 11.6. In the case of a SAR granted with respect to a stock option, the number of shares of Common Stock to which the SAR pertains shall be reduced in the same proportion that the holder of the option exercises the related stock option.

       7.2. DURATION. Subject to earlier termination as provided in section 11.4, the term of each SAR shall be determined by the Committee but shall not exceed ten years and one day from the date of grant. Unless otherwise provided by the Committee, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the stock option, if any, to which it relates is exercisable. No SAR may be exercised during the first twelve months of its term. Except as provided in the preceding sentence, the Committee may in its discretion accelerate the exercisability of any SAR.

       7.3. EXERCISE. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs which the holder wishes to exercise. Upon receipt of such written notice, the Company shall, within 90 days thereafter, deliver to the exercising holder certificates for the shares of Common Stock or cash or both, as determined by the Committee, to which the holder is entitled pursuant to section 7.4.

       7.4. PAYMENT. Subject to the right of the Committee to deliver cash in lieu of shares of Common Stock (which, as it pertains to officers and directors of Rykoff-Sexton, shall comply  with all requirements of the  1934
    Act), the number of shares of Common Stock which shall be issuable upon the exercise of a SAR shall be determined by dividing:

           (a) the number of shares of Common Stock as to which the SAR is exercised multiplied by the amount of the appreciation in such shares (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value of the shares of Common Stock subject to the SAR on the exercise date exceeds (1) in the case of a SAR related to a stock option, the purchase price of the shares of Common Stock under the stock option or (2) in the case of a SAR granted alone, without reference to a related stock option, an amount which shall be determined by the Committee at the time of grant, subject to adjustment under section 11.6); by

           (b) the Fair Market Value of a share of Common Stock on the exercise date.

         In lieu of issuing shares of Common Stock upon the exercise of a SAR, the Committee may elect to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the shares which would otherwise be issuable. No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a share of Common Stock on the exercise date or to purchase the portion necessary to make a whole share at its Fair Market Value on the date of exercise.

       7.5. REPURCHASE. The Company shall have the right but not the obligation to require a participant to return all shares of Common Stock or cash received by a participant pursuant to the exercise of a SAR within six months prior to the date of termination of employment, that is either for cause or voluntary on the part of the participant and without the written consent of the Company. The Company shall have 60 days from the date of termination of employment to exercise its right to reacquire such shares of Common Stock or cash.

    8. STOCK AWARDS AND RESTRICTED STOCK. A stock award consists of the transfer by the Company to a participant of shares of Common Stock, without other payment therefor, as additional compensation for services to the Company. A share of restricted stock consists of shares of Common Stock which are sold or transferred by the Company to a participant at a price determined by the Committee (which price shall be at least equal to the minimum price required by applicable law for the issuance of a share of Common Stock) and subject to restrictions on their sale or other transfer by the participant. The transfer of Common Stock pursuant to stock awards and the transfer and sale of restricted stock shall be subject to the following terms and conditions:

       8.1. NUMBERS OF SHARES. The number of shares to be transferred or sold by the Company to a participant pursuant to a stock award or as restricted stock shall be determined by the Committee.

       8.2. SALE PRICE. The Committee shall determine the price, if any, at which shares of restricted stock shall be sold to a participant, which may vary from time to time and among participants and which may be below the Fair Market Value of such shares of Common Stock at the date of sale.

       8.3. RESTRICTIONS. All shares of restricted stock transferred or sold hereunder shall be subject to such restrictions as the Committee may determine, including, without limitation any or all of the following:

           (a) a prohibition against the sale, transfer, pledge or other encumbrance of the shares of restricted stock, such prohibition to lapse at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

           (b) a requirement that the holder of shares of restricted stock forfeit, or (in the case of shares sold to a participant) resell back to the Company at his cost, all or part of such shares in the event of termination of his employment during any period in which such shares are subject to restrictions; and

           (c) such other conditions or restrictions as the Committee may deem advisable.

       8.4. ESCROW. In order to enforce the restrictions imposed by the Committee pursuant to section 8.3, the participant receiving restricted stock shall enter into an agreement with the Company setting forth the conditions of the grant. Shares of restricted stock shall be registered in the name of the participant and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

        The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the 1988 Stock Option and Compensation Plan of Rykoff-Sexton, Inc. (the "Company"), and an agreement entered into between the registered owner and the Company. A copy of the Plan and the agreement is on file in the office of the secretary of the Company.

       8.5. END OF RESTRICTIONS. Subject to section 11.5, at the end of any time period during which the shares of restricted stock are subject to forfeiture and restrictions on transfer, such shares will be delivered free of all restrictions to the participant or to the participant's legal representative, beneficiary or heir.

       8.6. STOCKHOLDER. Subject to the terms and conditions of the Plan, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid in cash or property other than Common Stock with respect to shares of restricted stock shall be paid to the participant currently.

    9. PERFORMANCE SHARES. A performance share consists of an award which shall be paid in shares of Common Stock, as described below. The grant of performance share shall be subject to such terms and conditions as the Committee deems appropriate, including the following:

       9.1. PERFORMANCE OBJECTIVE. Each performance share will be subject to performance objectives for the Company or one of its operating units to be achieved by the end of a specified period. The number of performance shares granted shall be determined by the Committee and may be subject to such terms and conditions, as the Committee shall determine. If the performance objectives are achieved, each participant will be paid in shares of Common Stock or cash. If such objectives are not met, each grant of performance shares may provide for lesser payments in accordance with formulas established in the award.

       9.2. NOT STOCKHOLDER. The grant of performance shares to a participant shall not create any rights in such participant as a stockholder of the
    Company, until the payment of shares of Common Stock with respect to an award.

       9.3. NO ADJUSTMENTS. No adjustment shall be made in performance shares granted on account of cash dividends which may be paid or other rights which may be issued to the holders of Common Stock to the end of any period for which performance objectives were established.

       9.4. EXPIRATION OF PERFORMANCE SHARE. If a participant's employment with the Company is terminated for any reason other than normal retirement, death or disability prior to the achievement of the participant's stated performance objectives, all the participant's rights on the performance shares shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment by reason of death, disability, or normal retirement, the Committee, in its own discretion may determine what portions, if any, of the performance shares should be paid to the participant.

    10. CASH AWARDS. A cash award consists of a monetary payment made by the Company to a participant as additional compensation for his services to the Company. Payment of a cash award will normally depend on achievement of performance objectives by the Company or by individuals. The amount of any monetary payment constituting a cash award shall be determined by the Committee in its sole discretion. Cash awards may be subject to other terms and conditions, which may vary from time to time and among participants, as the Committee determines to be appropriate.

    11.  GENERAL:
       11.1. EFFECTIVE DATE. The Plan will become effective upon its approval by the affirmative vote of the holders of a majority of the voting stock of Rykoff-Sexton at a meeting of its stockholders. Unless approved within one year after the date of the Plan's adoption by the Board of Directors, the Plan shall not be effective for any purpose.

       11.2. DURATION. The Plan shall remain in effect until all Incentives granted under the Plan have either been satisfied by the issuance of shares of Common Stock or the payment of cash or been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed. No Incentives may be granted under the Plan after the tenth anniversary of the date the Plan is approved by the stockholders of Rykoff-Sexton.

       11.3. NONTRANSFERABILITY OF INCENTIVES. No stock option, SAR, restricted stock or performance award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder's death, by will or the laws of descent and distribution to the limited extent provided in the Plan or in the Incentive) and the Company shall not be required to recognize any attempted assignment of such rights by any participant. During a participant's lifetime, an Incentive may be exercised only by him or by his guardian or legal representative.

       11.4. EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH. In the event that a participant ceases to be an employee of the Company for any reason, including death, any Incentives may be exercised or shall expire at such times as may be determined by the Committee.

       11.5. ADDITIONAL CONDITION. Notwithstanding anything in this Plan to the contrary: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

       11.6. ADJUSTMENT. In the event of any merger, consolidation or reorganization of the Company with any other corporation or corporations, there shall be substituted for each of the shares of Common Stock then subject to the Plan, including shares subject to restrictions, options, or achievement of performance share objectives, the number and kind of shares of stock or other securities to which the holders of the shares of Common Stock will be entitled pursuant to the transaction. In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to restrictions, options or achievements of performance shares, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the purchase price of any option, the performance objectives of any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted as and to the extent appropriate, in the discretion of the Committee, to provide participants with the same relative rights before and after such adjustment.

       11.7. INCENTIVE PLANS AND AGREEMENTS. Except in the case of stock awards or cash awards, the terms of each Incentive shall be stated in a plan or agreement approved by the Committee. The Committee may also determine to enter into agreements with holders of options to reclassify or convert certain outstanding options, within the terms of the Plan, as Incentive Stock Options or as nonstatutory stock options and in order to eliminate SARs with respect to all or part of such options and any other previously issued options.

       11.8.  WITHHOLDING.
           (a) The Company shall have the right to withhold from any payments made under the Plan or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of Common Stock or upon exercise of an option or SAR, the participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold from the distribution shares of Common Stock having a value up to the amount required to be withheld. The value of the shares to be withheld shall be based on the Fair Market Value of the Common
       Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

           (b) Each Election must be made prior to the Tax Date. The Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. An Election is irrevocable.

           (c) If a participant is an officer or director of Rykoff-Sexton with the meaning of section 16 of the 1934 Act, then an Election is subject to the following additional restrictions:

               (1) No Election shall be effective for a Tax Date which occurs within six months of the grant of the award, except that this limitation shall not apply in the event death or disability of the participant occurs prior to the expiration of the six-month period.

               (2) The Election must be made either six months prior to the Tax Date or must be effected during a period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.

       11.9. NO CONTINUED EMPLOYMENT OR RIGHT TO CORPORATE ASSETS. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation. Nothing contained in the Plan shall be construed as giving an employee, the employee's beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.

       11.10. DEFERRAL PERMITTED. Payment of cash or distribution of any shares of Common Stock to which a participant is entitled under any
    Incentive shall be made as provided in the Incentive. Payment may be deferred at the option of the participant if provided in the Incentive.

       11.11. AMENDMENT OF THE PLAN. The Board of Directors may amend or discontinue the Plan at any time. However, no such amendment or discontinuance shall, subject to adjustment under section 11.6, (a) change or impair, without the consent of the recipient, an Incentive previously granted, (b) increase the maximum number of shares of Common Stock which may be issued to all participants under the Plan, (c) change or expand the types of Incentives that may be granted under the Plan, (d) change the class of persons eligible to receive Incentives under the Plan, or (e) materially increase the benefits accruing to participants under the Plan.

       11.12. IMMEDIATE ACCELERATION OF INCENTIVES. Notwithstanding any provision in this Plan or in any Incentive to the contrary, (a) the restrictions on all shares of restricted stock award shall lapse immediately, (b) all outstanding options and SARs will become exercisable immediately, and (c) all performance shares shall be deemed to be met and payment made immediately if any of the following events occur unless otherwise determined by the Board of Directors and a majority of the Continuing Directors (as defined below):

           (a) any person or group of persons becomes the beneficial owner of 30% or more of any equity security of Rykoff-Sexton entitled to vote for the election of directors;

           (b) a majority of the members of the Board of Directors of is replaced within the period of less than two years by directors not nominated and approved by the Board of Directors; or

           (c) the stockholders of Rykoff-Sexton approve an agreement to merge or consolidate with or into another corporation or an agreement to sell or otherwise dispose of all or substantially all of the Company's assets (including a plan of liquidation).

         For purposes of this section 11.12, beneficial ownership by a person or group of persons shall be determined in accordance with Regulation 13D (or any similar successor regulation) promulgated by the Securities and Exchange Commission pursuant to the 1934 Act. Beneficial ownership of more than 30% of an equity security may be established by any reasonable method, but shall be presumed conclusively as to any person who files a Schedule 13D report with the Securities and Exchange Commission reporting such ownership. If the restrictions and forfeitability periods are eliminated by reason of provision (a), the limitations of this Plan shall not become applicable again should the person cease to own 30% or more of any equity security of Rykoff-Sexton.

        For purposes of this section 11.12, "Continuing Directors" are directors
    (i) who were in office prior to the time any of provisions (a), (b) or (c) occurred or any person publicly announced an intention to acquire 20% or more of any equity security of Rykoff-Sexton, (ii) directors in office for a period of more than two years, and (iii) directors nominated and approved by the Continuing Directors.

       11.13. DEFINITION OF FAIR MARKET VALUE. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, it shall be determined by reference to the closing sale price of a share of Common Stock on the New York Stock Exchange ("NYSE") on the applicable date. If the NYSE is closed for trading on such date, or if the Common Stock does not trade on such date, then the closing sale price used shall be the one on the date the Common Stock last traded on the NYSE.

                             RYKOFF-SEXTON, INC.

         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 5, 1996

    The undersigned, a stockholder of Rykoff-Sexton, Inc., hereby appoints Mark Van Stekelenburg, James Miscoll and Bernard Sweet and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of the Stockholders of Rykoff-Sexton, Inc. to be held at the Ritz-Carlton Hotel, 160 East Pearson Street, Chicago, Illinois, on Thursday, September 5, 1996 at 10:00 A.M., and at any adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the following:






                       (CONTINUED ON THE REVERSE SIDE)







______________________________________________________________________________
                            FOLD AND DETACH HERE

                                                     Please
                                          mark your choices         /X/
                                                  like this

                                                       Please mark your choices
                                                          in blue or black ink

                             FOR all nominees
                            (except as marked          WITHHOLD AUTHORITY
                             to the contrary)   to vote for all nominees listed
(1) To elect four persons          / /                          / /
    to the Board of Directors
    for terms ending in 1999.

Frank H. Bevevino    Matthias B. Bowman
James I. Maslon      Neil I. Sell

(INSTRUCTION: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)






THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH PROPOSAL

                                                            FOR AGAINST ABSTAIN

(2)   Proposal to adopt the Rykoff-Sexton, Inc.             / /   / /    / /
      Convertible Award Plan (Director Edition);

(3)   Proposal to approve an amendment to the               / /   / /    / /
      Rykoff-Sexton, Inc. 1988 Stock Option and
      Compensation Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares.

(4)   Approval of Arthur Andersen, LLP as independent       / /   / /    / /
      public accountants for the Company for fiscal 1997.

(5)   Upon such other business as may properly come         / /   / /    / /
      before the meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED ON THE PROPOSALS SET FORTH HEREIN AS DIRECTED BY THE STOCKHOLDERS, BUT IF NO DIRECTION IS MADE IN THE SPACE PROVIDED, IT WILL BE VOTED FOR EACH OF THE PROPOSALS.

THE UNDERSIGNED HEREBY REVOKES ALL PREVIOUS PROXIES RELATING TO THE SHARES COVERED HEREBY AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT RELATING TO THE ANNUAL MEETING.


Signature(s)________________________________________  Dated,_______________1996


(Stockholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.)



______________________________________________________________________________
                             FOLD AND DETACH HERE